                                                                    Exhibit 4.11


                             Vivendi Universal S.A.

                                     Issuer

                           9.25% SENIOR NOTES DUE 2010

                           9.50% SENIOR NOTES DUE 2010


                                    INDENTURE

                            Dated as of April 8, 2003

                              The Bank of New York

                                     Trustee

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                                 Indenture Section
Act Section
310  (a)(1).................................................................          7.10
     (a)(2).................................................................          7.10
     (a)(3).................................................................          N.A.
     (a)(4).................................................................          N.A.
     (a)(5).................................................................          7.10
     (b)....................................................................          7.10
     (c)....................................................................          N.A.
311  (a)....................................................................          7.11
     (b)....................................................................          7.11
     (c)....................................................................          N.A.
312  (a)....................................................................          2.05
     (b)....................................................................         11.03
     (c)....................................................................         11.03
313  (a)....................................................................          7.06
     (b)(1).................................................................          N.A.
     (b)(2).................................................................       7.06; 7.07
     (c)....................................................................      7.06; 11.02
     (d)....................................................................          7.06
314  (a)....................................................................     4.03; 11.02; 11.05
     (b)....................................................................          N.A.
     (c)(1).................................................................         11.04
     (c)(2).................................................................         11.04
     (c)(3).................................................................          N.A.
     (d)....................................................................          N.A.
     (e)....................................................................         11.05
     (f)....................................................................          N.A.
315  (a)....................................................................          7.01
     (b)....................................................................      7.05; 11.02
     (c)....................................................................          7.01
     (d)....................................................................          7.01
     (e)....................................................................          6.11
316  (a)(last sentence).....................................................          2.09
     (a)(1)(A)..............................................................          6.05
     (a)(1)(B)..............................................................          6.04
     (a)(2).................................................................          N.A.
     (b)....................................................................          6.07
     (c)....................................................................          2.12
317  (a)(1).................................................................          6.08
     (a)(2).................................................................          6.09
     (b)....................................................................          2.04
318  (a)....................................................................         11.01
     (b)....................................................................          N.A.
     (c)....................................................................         11.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                                Page

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01      Definitions.................................................................................    1
Section 1.02      Other Definitions...........................................................................   26
Section 1.03      Incorporation by Reference of Trust Indenture Act...........................................   27
Section 1.04      Rules of Construction.......................................................................   27

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01      Form and Dating.............................................................................   28
Section 2.02      Execution and Authentication................................................................   29
Section 2.03      Registrar and Paying Agent..................................................................   29
Section 2.04      Paying Agent to Hold Money in Trust.........................................................   30
Section 2.05      Holder Lists................................................................................   30
Section 2.06      Transfer and Exchange.......................................................................   30
Section 2.07      Replacement Notes...........................................................................   42
Section 2.08      Outstanding Notes...........................................................................   42
Section 2.09      Treasury Notes..............................................................................   43
Section 2.10      Temporary Notes.............................................................................   43
Section 2.11      Cancellation................................................................................   44
Section 2.12      Defaulted Interest..........................................................................   44
Section 2.13      Additional Amounts..........................................................................   44

                                   ARTICLE 3.
                REDEMPTION AND PREPAYMENT; MANDATORY CANCELLATION

Section 3.01      Notices to Trustee..........................................................................   46
Section 3.02      Selection of Notes to Be Redeemed or Purchased..............................................   47
Section 3.03      Notice of Redemption........................................................................   47
Section 3.04      Effect of Notice of Redemption..............................................................   48
Section 3.05      Deposit of Redemption or Purchase Price.....................................................   48
Section 3.06      Notes Redeemed or Purchased in Part.........................................................   48
Section 3.07      Optional Redemption.........................................................................   49
Section 3.08      Mandatory Redemption........................................................................   49
Section 3.09      Offer to Purchase by Application of Excess Proceeds.........................................   49
Section 3.10      Redemption of Notes for Changes in Withholding Taxes........................................   51
Section 3.11      Mandatory Cancellation......................................................................   52

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01      Payment of Notes............................................................................   53
Section 4.02      Maintenance of Office or Agency.............................................................   53
Section 4.03      Reports.....................................................................................   54
Section 4.04      Compliance Certificate......................................................................   55
Section 4.05      Taxes.......................................................................................   55

Section 4.06      Stay, Extension and Usury Laws..............................................................   55
Section 4.07      Restricted Payments.........................................................................   56
Section 4.08      Dividend and Other Payment Restrictions Affecting Subsidiaries..............................   58
Section 4.09      Incurrence of Indebtedness and Issuance of Preferred Stock..................................   61
Section 4.10      Asset Sales.................................................................................   66
Section 4.11      Transactions with Affiliates................................................................   68
Section 4.12      Liens.......................................................................................   69
Section 4.13      Business Activities.........................................................................   69
Section 4.14      Corporate Existence.........................................................................   69
Section 4.15      Offer to Repurchase Upon Change of Control..................................................   69
Section 4.16      Limitation on Sale and Leaseback Transactions...............................................   71
Section 4.17      Payments for Consent........................................................................   71
Section 4.18      Designation of Restricted and Unrestricted Subsidiaries.....................................   72
Section 4.19      Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.........................   72
Section 4.20      Anti Layering...............................................................................   73
Section 4.21      Escrow of Proceeds..........................................................................   74
Section 4.22      Changes in Covenants when Notes Rated Investment Grade......................................   74

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01      Merger, Consolidation, or Sale of Assets....................................................   74
Section 5.02      Successor Corporation Substituted...........................................................   75

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01      Events of Default...........................................................................   75
Section 6.02      Acceleration................................................................................   77
Section 6.03      Other Remedies..............................................................................   77
Section 6.04      Waiver of Past Defaults.....................................................................   77
Section 6.05      Control by Majority.........................................................................   77
Section 6.06      Limitation on Suits.........................................................................   78
Section 6.07      Rights of Holders of Notes to Receive Payment...............................................   78
Section 6.08      Collection Suit by Trustee..................................................................   78
Section 6.09      Trustee May File Proofs of Claim............................................................   78
Section 6.10      Priorities..................................................................................   79
Section 6.11      Undertaking for Costs.......................................................................   79

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01      Duties of Trustee...........................................................................   80
Section 7.02      Rights of Trustee...........................................................................   81
Section 7.03      Individual Rights of Trustee................................................................   82
Section 7.04      Trustee's Disclaimer........................................................................   82
Section 7.05      Notice of Defaults..........................................................................   82
Section 7.06      Reports by Trustee to Holders of the Notes..................................................   82
Section 7.07      Compensation and Indemnity..................................................................   83
Section 7.08      Replacement of Trustee......................................................................   83
Section 7.09      Successor Trustee by Merger, etc............................................................   84
Section 7.10      Eligibility; Disqualification...............................................................   84
Section 7.11      Preferential Collection of Claims Against Company...........................................   85

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance....................................   85
Section 8.02      Legal Defeasance and Discharge..............................................................   85
Section 8.03      Covenant Defeasance.........................................................................   86
Section 8.04      Conditions to Legal or Covenant Defeasance..................................................   86
Section 8.05      Deposited Money and Government Securities to be Held in
                   Trust; Other Miscellaneous Provisions......................................................   87
Section 8.06      Repayment to Company........................................................................   88
Section 8.07      Reinstatement...............................................................................   88

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes.........................................................   88
Section 9.02      With Consent of Holders of Notes............................................................   89
Section 9.03      Compliance with Trust Indenture Act.........................................................   90
Section 9.04      Revocation and Effect of Consents...........................................................   90
Section 9.05      Notation on or Exchange of Notes............................................................   90
Section 9.06      Trustee to Sign Amendments, etc.............................................................   91

                                   ARTICLE 10.
                           SATISFACTION AND DISCHARGE

Section 10.01     Satisfaction and Discharge..................................................................   91
Section 10.02     Application of Trust Money..................................................................   92

                                   ARTICLE 11.
                                  MISCELLANEOUS

Section 11.01     Trust Indenture Act Controls................................................................   92
Section 11.02     Notices.....................................................................................   92
Section 11.03     Communication by Holders of Notes with Other Holders of Notes...............................   94
Section 11.04     Certificate and Opinion as to Conditions Precedent..........................................   94
Section 11.05     Statements Required in Certificate or Opinion...............................................   94
Section 11.06     Rules by Trustee and Agents.................................................................   94
Section 11.07     No Personal Liability of Directors, Officers, Employees and Stockholders....................   94
Section 11.08     Governing Law...............................................................................   95
Section 11.09     No Adverse Interpretation of Other Agreements...............................................   95
Section 11.10     Successors..................................................................................   95
Section 11.11     Severability................................................................................   95
Section 11.12     Counterpart Originals.......................................................................   95
Section 11.13     Table of Contents, Headings, etc............................................................   95
Section 11.14     Submission to Jurisdiction; Appointment of Agent............................................   95

                                    EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         FORM OF ESCROW AGREEMENT

         INDENTURE dated as of April 8, 2003 between Vivendi Universal S.A., a French societe anonyme (the "Company"), and The Bank of New York, as trustee (the "Trustee").

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the U.S. dollar-denominated 9.25% Senior Notes due 2010 (the "Dollar Notes") and the euro-denominated 9.50% Senior Notes due 2010 (the "Euro Notes"). The Euro Notes and the Dollar Notes are referred to herein as the "Notes".

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01      Definitions.

         "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the respective Depositary therefor or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Dollar Notes or Euro Notes, as the case may be, sold in reliance on Rule 144A.

         "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person,

         but excluding Indebtedness of such other Person that is extinguished, retired or repaid concurrently with such other Person becoming a Restricted Subsidiary of, or at the time it is merged into or consolidates with, such specified Person.

         "Additional Credit Facility" means any Credit Facility (including the New Credit Facility) entered into by the Company or any Restricted Subsidiary (other than Cegetel or any of its Subsidiaries) after the date of this Indenture, and any amendment, restatement, refunding, renewal, replacement or refinancing of an Existing Credit Facility (including in a manner that results in an increase in the amount borrowed thereunder). The extent to which a Additional Credit Facility may benefit from Liens or Subsidiary guarantees is described under Sections 4.12 and 4.19 hereof.

         "Additional Notes" means additional notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections
2.02 and 4.09 hereof.

         "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, where:

                  (1) "Comparable Treasury Issue" means the U. S. Treasury security selected by the Quotation Agent as having a fixed maturity most nearly equal to the period from such redemption date to April 15, 2007, and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of U.S. dollar denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Dollar Notes and of a majority most nearly equal to April 15, 2007; provided, however, that, if the period from such redemption date to the maturity date of the relevant series of Dollar Notes is less than one year, a fixed maturity of one year shall be used;

       (2) "Comparable Treasury Price" means, with respect to any redemption date:

                  (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for US Government Securities"; or

                  (b) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date (which in any event, must include at least two such quotations), after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

       (3) "Reference Treasury Dealer" means any primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") appointed by the Company in consultation with the Trustee.

       (4) "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and offered prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

       (5) "Quotation Agent" means the Reference Treasury Dealer appointed by the Company to act as the Quotation Agent after consultation with the Trustee.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Receivables Program shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

         "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

         "Applicable Premium" means with respect to any Note on any redemption date the greater of:

                  (1)      1% of the principal amount of such Note; or

       (2)    the excess (to the extent positive) of:

              (a) the present value at such redemption date of (i) the redemption price of such Note on April 15, 2007 (such redemption price expressed as a percentage of principal amount) being set forth in the relevant table under Section 3.07 hereof plus (ii) all required interest payments due on such Notes to and including April 15, 2007 (excluding accrued but unpaid interest) computed using a discount rate equal to the Bund Rate as of such redemption date (in the case of Euro Notes) or the Adjusted Treasury Rate as of such redemption date (in the case of Dollar Notes), in each case, plus 50 basis points; over

              (b) the principal amount of such Note.

       "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary with respect thereto that apply to such transfer or exchange.

       "Asset Sale" means:

              (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of
       Section 4.15 hereof and/or the provisions of Section 5.01 hereof and not by the provisions of Section 4.10 hereof; and

              (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries.

         In any VUE Asset Sale in which the transferee assumes the outstanding Class B Preferred Stock of Vivendi Universal Entertainment LLLP, either directly or through the acquisition of Vivendi Universal Entertainment LLLP, the transfer of the common shares of USA Interactive owned by the Company as of the date of this Indenture to such transferee in connection with the assumption of obligations by that transferee under such Class B Preferred Stock will not be regarded as a separate Asset Sale.

         Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale.

                  (1) any single transaction or series of related transactions that involves Equity Interests or assets having a fair market value of less than E20 million;

                  (2) a transfer of assets between or among the Company and one or more of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary in connection with such transaction);

                  (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

                  (4) the sale or lease of inventory or accounts receivable in the ordinary course of business;

                  (5) any sale or other disposition of Receivables and Related Assets pursuant to or in connection with a Receivables Program;

                  (6) any sale, lease or other disposition in the ordinary course of business of obsolete, worn out or damaged equipment no longer being used by the Company or its Restricted Subsidiaries;

                  (7) any sale or disposition deemed to occur in connection with creating or granting any Permitted Lien;

                  (8) the sale or other disposition of cash or Cash Equivalents; and

                  (9) a Restricted Payment or Permitted Investment that is permitted by Section 4.07 hereof.

         "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such lease, determined in accordance with GAAP.

         "Bankruptcy Law" means (i) with respect to the Company, Section six (livre sixieme) of the French commercial code (Code de commerce) and any implementation decree mentioned in such Section and (ii) with respect to any other Person, title 11, U.S. Code or any similar U.S. federal or state law for the relief of debtors.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the passage of time or occurrence of a subsequent condition within the control of that person. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of "Change of Control" and "Continuing Directors," any committee thereof;

                  (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

                  (3) with respect to any other Person, the board or committee of such Person serving a similar function.

          "Broker-dealer" has the meaning set forth in the Registration Rights Agreement.

         "Bund Rate" means, with respect to any redemption date, the rate per annum equal to the equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date, where:

                  (1) "Comparable German Bund Issue" means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to April 15, 2007, and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of Euro denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Euro Notes and of a maturity most nearly equal to April 15, 2007; provided, however, that, if the period from such redemption date to the maturity date of the Euro Notes is less than one year, a fixed maturity of one year shall be used;

                  (2) "Comparable German Bund Price" means, with respect to any redemption date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Company obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

                  (3) "Reference German Bund Dealer" means any dealer of German Bundesanleihe securities appointed by the Company in consultation with the Trustee; and

                  (4) "Reference German Bund Dealer Quotations" means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by the Company, of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference German Bund Dealer at 3.30 p.m. Frankfurt, Germany time on the third Business Day preceding such redemption date.

         "Business Day" means each day other than a Saturday, a Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City, London, England or Paris, France.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding any debt securities convertible into such equity securities.

         "Cash Equivalents" means:

                  (1) U.S. dollars, euros and any other currency that is freely convertible into U.S. dollars or euros without legal restrictions and which is used by the Company or any of the Restricted Subsidiaries holding such other currency in the ordinary course of its business;

                  (2) securities issued or directly and fully guaranteed or insured by the government of France, Germany, the United Kingdom or the United States or any agency or instrumentality of such government (provided that the full faith and credit of such government is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

                  (3) certificates of deposit and euro and dollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any commercial bank having capital and surplus in excess of $500 million and a Thomson Bank Watch Rating (or the successor thereto) of "B" or better;

                  (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within one year after the date of acquisition; and

                  (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "Cegetel" means Cegetel Groupe S.A., a French societe anonyme.

         "Cegetel Minority Interest Percentage" means at any time the proportion of Capital Stock of Cegetel, held by Persons who are not Affiliates of the Company at any time.

         "Cegetel Shareholders Agreement" means the Shareholders Agreement, dated May 14, 1997, among the shareholders of Cegetel, as amended, novated or replaced from time to time.

         "Change of Control" means the occurrence of any of the following:

                  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

                  (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

                  (3) the consummation of any transaction (including, without limitation, any merger or consolidation) or series of related transactions the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

                  (4) during any consecutive two-year period, the first day on which a majority of the members of the Board of Directors of the Company who were members of the Board of Directors at the beginning of such period are not Continuing Directors.

         "Clearstream" means Clearstream Banking, S.A.

         "Common Depositary" means The Bank of New York as common depositary for Euroclear and Clearstream with respect to the Euro Global Notes, and any successor entity thereto.

         "Company" means Vivendi Universal S.A., a French societe anonyme, and any and all successors thereto.

         "Consolidated Adjusted EBITDA" means, with respect to any specified Person for any period, the aggregate of the EBITDA of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided that:

                  (1) the EBITDA of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to or by the specified Person or a Restricted Subsidiary of the Person;

                  (2) the EBITDA of any Restricted Subsidiary for the relevant period will be excluded to the extent that the declaration or payment of dividends or similar distributions (including by intercompany loan) by that Restricted Subsidiary in respect of that EBITDA is at the date of determination not permitted, in each case (a) without any prior governmental approval (that has not been obtained) or (b) directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders, whether as a result of the need for a third-party approval (that has not been obtained) or otherwise (including, for the avoidance of doubt, the terms of the Cegetel Shareholders Agreement and the Maroc Shareholders Agreement, in each case as in effect on the date of this Indenture); provided that the terms of the Vivendi Universal Entertainment LLLP Term Loan Facility, or any refinancing of such facility containing similar restrictions on dividends and intercompany loans, shall not result in the exclusion of the EBITDA of any member of the VUE Group if on the date of determination at least $50 million in dividends or similar distributions (including by intercompany loans) to the Company would be permitted;

                  (3) the cumulative effect of a change in accounting principles will be excluded; and

                  (4) the EBITDA of any Unrestricted Subsidiary will be included to the extent distributed or otherwise paid in cash (or to the extent converted into cash) to the specified Person or one of its Restricted Subsidiaries.

         "Consolidated Financial Debt" means Indebtedness of the Company and its Subsidiaries on a consolidated basis reported as "Financial Debt" or under a similar heading in its financial statements, plus to the extent not included in "Financial Debt" the amount of any preferred stock or Capital Lease Obligation, in each case calculated in accordance with GAAP applied on a basis consistent with past practice.

          "Consolidated Interest Expense" means, for any period, the total interest expense of a Person and its consolidated Restricted Subsidiaries, including any periodic cash payments in respect of preference shares, determined on a consolidated basis in accordance with GAAP, net of any interest income, plus, to the extent not included in such total interest expense and to the extent incurred by such Person or its Restricted Subsidiaries and included in Consolidated Net Income, without duplication:

                  (1) interest expense attributable to Capital Lease Obligations and imputed interest with respect to Attributable Debt;

                  (2) amortization of debt discount;

                  (3) capitalized interest;

                  (4) non-cash interest expense;

                  (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings;

                  (6) net costs associated with interest rate swap, cap or collar agreements and other agreements designed to protect such Person against fluctuations in interest rates;

                  (7) the interest component of any deferred payment obligations; and

                  (8) any premiums, fees, discounts, expenses and losses on the sale of Receivables and Related Assets (and any amortization thereof) payable in connection with a Receivables Program,

         less,

                           (a) in the case of Consolidated Interest Expense
             incurred by Cegetel, Maroc Telecom or their respective Restricted Subsidiaries only, during such period and for so long as the Cegetel Shareholders Agreement or the Maroc Shareholders Agreement (or any amendment, novation or replacement thereof), as applicable, contains a restriction on dividend payments or intercompany loans that results in less than all the EBITDA of Cegetel or Maroc Telecom and their respective Restricted Subsidiaries being included in Consolidated Adjusted EBITDA of the Company for that period, an amount equal to such Consolidated Interest Expense; and

                           (b) in the case of Consolidated Interest Expense
             incurred by the VUE Group during a period when some or all of the Consolidated Adjusted EBITDA of the VUE Group was excluded from the calculation of the Company's Consolidated Adjusted EBITDA because of restrictions in place on intercompany loans, dividends or other distributions under the terms of agreements or instruments binding on the VUE Group, the amount of Consolidated Interest Expense incurred by the VUE Group during such period.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to or by the specified Person or a Restricted Subsidiary of the Person;

                  (2) the Net Income of any Restricted Subsidiary for the relevant period shall be excluded to the extent that the declaration or payment of dividends or similar distributions (including by intercompany loan) by that Restricted Subsidiary in respect of that Net Income is at the date of determination not permitted, in each case (a) without any prior governmental approval (that has not been obtained) or, (b) directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders, whether as a result of the need for a third-party approval (that has not been obtained) or otherwise (including, for the avoidance of doubt, the terms of the Cegetel Shareholders Agreement and the Maroc Shareholders Agreement, in each case as in effect on the date of this Indenture); provided that the terms of the Vivendi Universal Entertainment LLLP Term Loan Facility or any refinancing of such facility containing similar restrictions on dividends and intercompany loans shall not result in the exclusion of the Net Income of any member of the VUE Group if on the date of determination, at least $50 million in dividends or similar distributions (including by intercompany loans) to the Company would be permitted;

                  (3) the cumulative effect of a change in accounting principles shall be excluded; and

                  (4) the Net Income of any Unrestricted Subsidiary shall be included to the extent distributed or otherwise paid in cash (or to the extent converted into cash) to the specified Person or one of its Restricted Subsidiaries.

         "Consolidated Total Assets" means the total assets after deducting therefrom (1) any item representing investments in Unrestricted Subsidiaries and
(2) all goodwill recorded in relation to such assets, in each case as set forth on the most recent balance sheet of the Company and its consolidated Restricted Subsidiaries and computed in accordance with GAAP.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

                  (1) was a member of such Board of Directors on the date of this Indenture; or

                  (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company in accordance with Section 11.02.

         "Credit Facilities" means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, in each case, as amended, restated, refunded, renewed, replaced or refinanced (including by increasing the amount borrowed thereunder) in whole or in part from time to time.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

         "Custodian" means

                  (a) in the case of any Global Note held through DTC, the Trustee, as custodian for DTC with respect to such Global Note, and

                  (b) in the case of any Global Note held through Euroclear or Clearstream, The Bank of New York, as common depositary for Euroclear and Clearstream with respect to such Global Note, or any successor entity thereto.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to any Global Note, the Person specified in Section 2.03 hereof as the Depositary with respect to such Global Note and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Designated Amount" means as of the date of this Indenture an amount equal to E2,100 million, which amount shall be reduced from time to time by the sum, without duplication, of (i) the aggregate amount of all Net Proceeds of Asset Sales applied pursuant to mandatory prepayment provisions of Tranche A of the New Credit Facility or Additional Credit Facilities to repay any term indebtedness under any such Additional Credit Facility, or to repay revolving credit indebtedness under any such Additional Credit Facility and to correspondingly reduce commitments thereunder, in each case to the extent such Indebtedness was incurred under clause (B) or (C) of Section 4.09(b)(1) hereof and (ii) the aggregate amount of any undrawn and available capacity under any such Additional Credit Facility that is cancelled pursuant to mandatory prepayment or cancellation provisions as a result of any Asset Sale or the application of proceeds therefrom; provided that the Designated Amount shall not be reduced below E1,000 million.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable (other than redeemable only for Capital Stock that is not itself Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

         "Dollar Global Note" means a Global Note representing Dollar Notes.

         "Dollar Note" has the meaning assigned to it in the preamble to this Indenture.

         "EBITDA" means, with respect to any specified Person for any period, the operating income (loss) of such Person for such period, determined in accordance with GAAP, adjusted by:

                  (1) deducting any gain and adding back any loss, together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the extinguishments of any Indebtedness of such Person or any of its Restricted Subsidiaries;

                  (2) deducting any exceptional or non-recurring gain and adding back any exceptional or non-recurring loss, including any restructuring charges, together with any related provision for taxes on such exceptional or non-recurring gain (but not loss); and

                  (3) adding back depreciation of fixed assets and amortization of goodwill and acquired intangible assets and other non-cash expenses or charges (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such operating income.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means any primary private or public offering of Equity Interests of the Company (other than Disqualified Stock) to Persons who are not Subsidiaries of the Company other than (1) public offerings with respect to the Company's common stock registered on Form S-8 and (2) issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

         "Escrow Funds" has the meaning assigned thereto in the Escrow
Agreement.

         "Euroclear" means Euroclear Bank S.A./N.V.

         "Euro Equivalent" means with respect to any monetary amount in a currency other than euros, at any time of determination thereof, the amount of euros obtained by converting such foreign currency involved in such computation into euros at the average of the spot rates for the purchase and sale of euros with the applicable foreign currency as published in The Financial Times on the date two Business Days prior to such determination. Except as described under
Section 4.09 hereof, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than euros, such amount shall be treated as the Euro Equivalent determined as of the date such amount is initially determined in such currency.

         "Euro Global Note" means a Global Note representing Euro Notes.

         "Euro Note" has the meaning assigned to it in the preamble to this Indenture.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof and any Private Exchange Notes issued in a Private Exchange. References to the "Notes" in this Indenture shall include any Exchange Notes issued hereunder.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Existing Credit Facility" means any Credit Facility of the Company or its Restricted Subsidiaries in effect on the date of this Indenture. The Company will provide to the Trustee on or prior to the date of this Indenture a list of all such Credit Facilities and the amounts outstanding thereunder.

         "Existing Indebtedness" means (i) any Indebtedness of the Company and its Restricted Subsidiaries in existence or committed to be incurred on the date of this Indenture, until such amounts are repaid, and (ii) in the case of a revolving Credit Facility, the borrowing of Indebtedness up to the amount outstanding under such revolving Credit Facility at the date of this Indenture pursuant to commitments in effect under such revolving Credit Facility at the date of this Indenture, unless such commitments are cancelled as a result of any repayment.

         For purposes of Section 4.09(b)(2) hereof, the only Indebtedness of the Company or its Restricted Subsidiaries committed to be incurred on the date of this Indenture is (i) the agreement between certain members of the VUE Group and the Blackstone Group that the Blackstone Group will lend to certain members of the VUE Group up to approximately $22.5 million in respect of its share of certain distributions from the Universal City Development Partners, Ltd. joint venture between the Blackstone Group and certain members of the VUE Group, and
(ii) the obligation of a subsidiary of Vivendi Universal Entertainment LLLP under the Shanghai Theme Park Joint Venture Agreement to provide a project completion guarantee in respect of the Shanghai theme park joint venture on a pro rata basis based on its 25% interest in the joint venture.

         "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; plus

                  (2) any interest expense on Indebtedness of any Person other than such Person or any of its Restricted Subsidiaries to the extent such Indebtedness is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

                  (3) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and estimated in a manner consistent with GAAP.

         "Fixed Charge Coverage Ratio" means, for any four-quarter period, the ratio of the Consolidated Adjusted EBITDA of the Company and its Restricted Subsidiaries for such period to the Fixed Charges of the Company and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio (and its components) shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

                  (1) acquisitions or dispositions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers, consolidations or Investments and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date (including any acquisitions or dispositions made during such reference period or subsequent to such reference period and on or prior to the Calculation Date by any Person that became a Restricted Subsidiary or was merged with and into the Company or any of its Restricted Subsidiaries on or prior to such Calculation Date) shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Adjusted EBITDA for such reference period shall be calculated on a pro forma basis consistent with Regulation S-X under the Securities Act;

                  (2) interest on Capital Lease Obligations and Attributable Debt shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation or Attributable Debt in accordance with GAAP;

                  (3) the consolidated interest expense attributable to interest on (a) any Indebtedness computed on a pro forma basis that was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying, at the option of such Person, either the fixed or floating rate and (b) borrowings under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such borrowings during the applicable period;

                  (4) the interest rate on any Indebtedness that bears a floating rate of interest shall be calculated as if the weighted average interest rate that would have been applicable to such Indebtedness over the latest 12-month period ending on the last calendar month immediately prior to the Calculation Date had been the applicable rate on such Indebtedness for the entire reference period, taking into account any Hedging Obligation designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates (including any agreement that exchanges a fixed rate interest obligation for a floating rate interest obligation) applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of the shorter of (i) the remaining term of such Indebtedness or
         (ii) 12 months;

                  (5) the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded; and

                  (6) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the Company or any of its Restricted Subsidiaries following the Calculation Date.

         "GAAP" means generally accepted accounting principles as in effect in France from time to time, consistently applied; provided that all ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP as in effect on the date of this Indenture.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States or France and the payment for which any such government pledges its full faith and credit.

         "Guarantee" means a direct or indirect guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), provided in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                  (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

                  (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent and without duplication:

                  (1)      in respect of borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (3)      in respect of bankers' acceptances;

                  (4)      representing Capital Lease Obligations;

                  (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, or similar obligations to trade creditors; or

                  (6)      representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, but without duplication, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date shall be: (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and (2) the principal amount of the Indebtedness, in the case of any other Indebtedness.

         Notwithstanding the foregoing, "Indebtedness" shall not include (a) advance payments by customers, vendors or distributors in the ordinary course of business for services or products to be provided or delivered in the future or
(b) deferred taxes.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Notes" means the $935 million aggregate principal amount of Dollar Notes or the E325 million aggregate principal amount of Euro Notes, as the case may be, issued under this Indenture on the date hereof.

         "Investment Grade Rating" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for value of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof; provided that, in lieu thereof and with respect to a VUE Asset Sale only, the Company may elect by notice to the Trustee delivered at the date of completion of such sale or disposition to treat a disposition of Equity Interests in a member of the VUE Group as a sale of all (and not less than all) of the Company's Equity Interests in that member of the VUE Group, the consideration for which, for purposes of Section 4.10 hereof, shall be deemed to include (a) the Company's retained Equity Interests in such entity (which shall be deemed to be consideration other than cash or Cash Equivalents unless converted into cash in accordance with the terms of that Section) and (b) any other consideration received by the Company in connection with such transaction. "Investments" shall exclude extensions of trade credit by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

         "LineInvest Total Return Swap" means the total return swap entered into by the Company, certain of its Restricted Subsidiaries and LineInvest Limited, as described in Note 11.3 to the Company's consolidated financial statements included in the Offering Circular, dated April 3, 2003, in respect of the Notes.

         "Maroc Minority Interest Percentage" means at any time the proportion of Capital Stock of Maroc Telecom held by Persons who are not Affiliates of the Company at that time.

         "Maroc Telecom" means Maroc Telecom S.A., a Moroccan societe anonyme.

         "Maroc Shareholders Agreement" means the Shareholders Agreement, dated December 19, 2000, among the shareholders of Maroc Telecom, as amended, novated or replaced from time to time.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Multicurrency Revolving Credit Facility" means the E3,000 million multicurrency revolving credit facility dated March 15, 2002, as amended on February 6, 2003, among the Company, certain of its Subsidiaries and a syndicate of banks, as amended, restated, refunded, renewed, replaced or refinanced in whole or in part from time to time; provided that for the purposes of Section
4.12 and 4.19 hereof, references to the Multicurrency Revolving Credit Facility shall only include amounts under such facility in excess of E3,000 million to the extent such amounts were incurred under clause 1(C) of Section 4.09(b) hereof.

         "Net Income" means, with respect to any specified Person, the net income (loss) of such Person determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (1) any gain or loss, together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale; or (b) the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                  (2) any exceptional or non-recurring gain or loss, including restructuring charges, together with any related provision for taxes on such exceptional or non-recurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

                  (1) costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, appraisal fees and any relocation expenses incurred as a result of the Asset Sale and taxes paid or payable as a result of the Asset Sale,

                  (2) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale;

                  (3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; and

                  (4) all distributions or other payments made to minority interest holders or joint ventures required in connection with the Asset Sale.

          "New Credit Facility" means the senior secured credit facility to be entered into by the Company and certain of its subsidiaries pursuant to the term sheet agreed by the Company and a syndicate of banks on March 17, 2003, as such facility is thereafter amended, restated, refunded, renewed, replaced or refinanced (including by increasing the amount borrowed thereunder) in whole or in part from time to time.

         "Non-Recourse Debt" means Indebtedness:

                  (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender; and

                  (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness of the Company or any of its Restricted Subsidiaries to be accelerated or payable prior to its Stated Maturity.

         "Non-Recourse Product Financing" means any Indebtedness incurred by the Company or any Restricted Subsidiary solely for the purpose of financing (whether directly or through a partially-owned joint venture) the production, acquisition or development of items of Product (including any Indebtedness assumed in connection with the acquisition of any such items of Product or secured by a Lien on any such items of Product prior to the acquisition thereof) where the recourse of the creditor in respect of that Indebtedness is limited to Product revenues generated by such items of Product or any rights pertaining thereto and where the Indebtedness is unsecured save for Liens over such items of Product or revenues and such rights, and any extension, renewal, replacement or refinancing of such Indebtedness. "Product Financing" excludes, for the avoidance of doubt, any Indebtedness raised or secured against Products where the proceeds are used for any other purposes.

         "Non-Recourse Project Finance Indebtedness" means any Indebtedness to finance a project incurred by the Company or any Restricted Subsidiary (the "relevant Group member") which has no activity or assets other than those comprised in the project and acquired, constructed or developed with the proceeds of such Indebtedness and in respect of which the person to whom that Indebtedness is owed by the Company or any

Restricted Subsidiary has no recourse whatsoever to the Company or any Restricted Subsidiary for the repayment of or payment of any sum relating to that Indebtedness other than:

                  (1) recourse to the Company or such Restricted Subsidiary for amounts limited to its interest in the aggregate cash flow or net cash flow (other than historic cash flow or historic net cash flow) from the project; and/or

                  (2) recourse to the Company or such Restricted Subsidiary for the purpose only of enabling amounts to be claimed in respect of that Indebtedness on an enforcement of any Lien given by the Company or such Restricted Subsidiary over the assets comprised in that project to secure the Indebtedness; and/or

                  (3) recourse to a shareholder of the Company or such Restricted Subsidiary for the purpose only of enforcement of any Lien given by that shareholder over shares (or the like) of the Company or such Restricted Subsidiary to secure that Indebtedness.

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, except as described under
Article 9 hereof, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

         "Obligations" means any principal, interest, penalties, fees, taxes, costs, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, securing or relating to any Indebtedness, whether or not a claim in respect thereof has been asserted.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

         "Participant" means, with respect to any Depositary, a Person who is a participant of or has an account with such Depositary, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "Permitted Business" means any business conducted by the Company or any of its Restricted Subsidiaries on the date of this Indenture, any reasonable extension thereof, and any additional business reasonably related, incidental, ancillary or complementary thereto.

         "Permitted Investments" means:

                  (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

                  (2) any Investment in Cash Equivalents;

                  (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                      (a) such Person becomes a Restricted Subsidiary of the Company; or

                      (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

                  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

                  (5) any Investment made solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

                  (6) any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

                      (7) Hedging Obligations permitted to be incurred under
         Section 4.09 hereof;

                  (8) Investments constituting loans, advances or extensions of credit (including indemnity arrangements) to employees, officers and directors made in the ordinary course of business;

                  (9) Investments in existence on the date of this Indenture and an Investment in any Person to the extent such Investment replaces or refinances an Investment in such Person existing on the date of this Indenture in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, that the new Investment is on terms and conditions no less favorable to the Company than the Investment being renewed or replaced;

                  (10) an Investment in a trust, limited liability company, special purpose entity or other similar entity in connection with a Receivables Program; provided, however, that the only assets transferred to such trust, limited liability company, special purpose entity or other similar entity consist of Receivables and Related Assets of such Receivables Subsidiary;

                  (11) Investments in any of the Notes or the exchange Notes to be issued pursuant to the Registration Rights Agreement;

                  (12) Guarantees of Indebtedness of the Company or any of its Restricted Subsidiaries issued in accordance with Sections 4.09 and
         4.19 hereof;

                  (13) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (14) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (15) Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits, in each case made in the ordinary course of business by the Company or any Restricted Subsidiary; and

                  (16) Any Investment made to acquire Product or interests therein in the ordinary course of business consistent with past practice, including by way of forming and/or funding joint ventures, provided that this clause will only apply to the Company's film, television and music businesses; and

                  (17) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) since the date of this Indenture not to exceed E40 million.

         "Permitted Liens" means:

                  (1) Liens securing Indebtedness and other Obligations incurred under (i) clause (1)(A), (B) or (C) of Section 4.09(b) hereof or (ii) the Multicurrency Revolving Credit Facility;

                  (2) Liens in favor of the Company or a Restricted Subsidiary;

                  (3) Liens on property or shares of Capital Stock of a Person existing at the time such Person is merged with or into or consolidated with or becomes a Subsidiary of the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

                  (4) Liens on assets existing at the time of acquisition of the assets by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

                  (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (6) Liens (i) to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) hereof covering only the assets acquired with such Indebtedness or (ii) in respect of Attributable Debt permitted under Section 4.16 hereof;

                  (7) Liens (i) existing or required to be granted under the terms of Indebtedness or under the LineInvest Total Return Swap, in each case as in effect on the date of this Indenture, or (ii) granted in respect of such Indebtedness or the LineInvest Total Return Swap that replace any such liens referred to in this subclause (i); provided that such replacement Liens cover only the assets subject to the Liens being replaced;

                  (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                  (9) Liens on Receivables and Related Assets to reflect sales of receivables pursuant to a Receivables Program permitted by Section 4.09(b)(12) hereof covering only the Receivables and Related Assets sold under such Receivables Program;

                  (10) Liens in favor of issuers of tender, bid, surety, appeal or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of the Company or any Restricted Subsidiary in the ordinary course of its business;

                  (11) Liens on assets of a Restricted Subsidiary securing Indebtedness of that Restricted Subsidiary;

                  (12) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed E15 million at any one time outstanding;

                  (13) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus assets or property affixed or appurtenant thereto or proceeds in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien;

                  (14) Liens securing Non-Recourse Product Financing or Non-Recourse Project Finance Indebtedness;

                  (15) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be incurred under this Indenture; and

                  (16) Liens on assets or shares of Capital Stock of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is incurred either by the Company or, if a Restricted Subsidiary is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, by that Restricted Subsidiary or its Subsidiaries. The Company shall not be entitled to guarantee any Permitted Refinancing Indebtedness incurred by a Restricted Subsidiary unless the Indebtedness being refinanced was originally guaranteed by the Company.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "Product" means any music (including mail order music), music copyright, motion picture, television programming, film, videotape, video clubs, DVD manufactured or distributed or any other product produced for theatrical, non-theatrical or television release or for release in any other medium, in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter developed, with respect to which the Company or any Restricted Subsidiary:

                  (1)      is an initial copyright owner; or

                  (2) acquires (or shall acquire upon delivery) an equity interest or distribution rights; and

         the term "items of Product" shall include the scenario, screenplay or script upon which such Product is based, all of the properties thereof, tangible or intangible, and whether now in existence or hereafter to be made or produced, whether or not in possession of the Company or any Restricted Subsidiary, and all rights therein and thereto of every kind and character.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Rating Agency" means (1) each of Moody's and S&P and (2) if Moody's or S&P ceases to rate the Notes for reasons outside of the control of the Company, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency for Moody's or S&P, as the case may be.

         "Receivables and Related Assets" means accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, including interests in merchandise or goods, the sale or lease of which give rise to the foregoing, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all the foregoing.

         "Receivables Program" means, with respect to any Person, any accounts receivable securitization program pursuant to which such Person pledges, sells or otherwise transfers or encumbers its accounts receivable, including a trust, limited liability company, special purpose entity or other similar entity.

         "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Company or a Restricted Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers Receivables and Related Assets) which engages in no activities other than in connection with the financing of Receivables and Related Assets and which is designated by the Board of Directors of the Company as a Receivables Subsidiary.

         "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of April 8, 2003, among the Company and the other parties named on the signature pages thereof, relating to the Notes, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements among the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the respective Depositary (or the common depositary) therefor and registered in the name of the respective Depositary (or the common depositary) therefor or its nominee, issued in a denomination equal to the outstanding principal amount of the Dollar Notes or the Euro Notes, as the case may be, initially sold in reliance on Rule 903 of Regulation S.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of that Person that is not an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 902" means Rule 902 promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated under the Securities Act.

         "S&P" means Standard & Poor's Ratings Service, a division of The McGraw Hill Companies, and its successors.

         "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any properties or assets of the Company and/or such Restricted Subsidiary (except for leases between the Company and any Restricted Subsidiary, between any Restricted Subsidiary and the Company or between Restricted Subsidiaries), which properties or assets have been or are to be sold or transferred by the Company or such Subsidiary to such Person with the intention of taking back a lease of such properties or assets.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Securities Act" means the U.S. Securities Act of 1933, as amended.

         "Shanghai Theme Park Joint Venture Agreement" means the Joint Venture Agreement, dated February 10, 2003, among Universal Studios Holding, Ltd., Shanghai Waigaoqiao (Group) Co., Ltd. and Jinjiang Holdings Co., Ltd.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary that would be a "significant subsidiary" as defined in
Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

         "Special Interest" means interest payable on the Notes in the event of a registration default, the amount of which shall be determined as provided in the Registration Rights Agreement.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid (including with respect to sinking fund obligations) in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "TIA" means the U.S. Trust Indenture Act of 1939 (15
U.S.C.Sections77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Global Note" means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary therefor or its nominee, representing a series of Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Subsidiary" means each Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that each such Subsidiary:

                  (1) has no Indebtedness other than Non-Recourse Debt;

                  (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time in a comparable transaction from Persons who are not Affiliates of the Company;

                  (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of Section 4.09. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of the outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

         "U.S. GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

         "U.S. Person" means a U.S. Person as defined in Rule 902 under the Securities Act.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "VUE Group" means Vivendi Universal Entertainment LLLP and its Subsidiaries, and any Restricted Subsidiary the assets of which consist solely of holding, directly or indirectly, Capital Stock of Vivendi Universal Entertainment LLLP and any assets that are immaterial and incidental.

         "VUE Partnership Agreement" means the amended and restated limited liability limited partnership agreement of Vivendi Universal Entertainment LLLP, dated as of May 7, 2002, as amended, novated or replaced from time to time.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02      Other Definitions.

                                                                                                Defined in
        Term                                                                                      Section
        ----                                                                                      -------
        "Additional Amounts"................................................................       2.13
        "Affiliate Transaction".............................................................       4.11
        "Asset Sale Offer"..................................................................       3.09
        "Authentication Order"..............................................................       2.02
        "Change of Control Offer"...........................................................       4.15
        "Change of Control Payment".........................................................       4.15
        "Change of Control Payment Date"....................................................       4.15
        "Covenant Defeasance"...............................................................       8.03
        "DTC"...............................................................................       2.03
        "Escrow Accounts"...................................................................       4.21
        "Escrow Agent"......................................................................       4.21
        "Escrow Agreement"..................................................................       4.21
        "Escrow Release Certificate"........................................................       4.21
        "Event of Default"..................................................................       6.01
        "Excess Proceeds"...................................................................       4.10
        "Fall Away Event"...................................................................       4.22
        "Final Escrow Date".................................................................       3.11
        "incur".............................................................................       4.09
        "Legal Defeasance"..................................................................       8.02
        "Liquidating Distributions" ........................................................       4.08

                                                                                                Defined in
        Term                                                                                      Section
        ----                                                                                      -------
        "Offer Amount"......................................................................       3.09
        "Offer Period"......................................................................       3.09
        "Paying Agent"......................................................................       2.03
        "Payment Default"...................................................................       6.01
        "Permitted Debt"....................................................................       4.09
        "Prior Capital Expenditures"........................................................       4.10
        "Private Exchange" .................................................................       2.06
        "Private Exchange Notes" ...........................................................       2.06
        "Purchase Date".....................................................................       3.09
        "Registrar".........................................................................       2.03
        "Restricted Payments"...............................................................       4.07
        "Special Mandatory Cancellation"....................................................       3.11
        "Special Mandatory Cancellation Date"...............................................       3.11
        "Special Mandatory Cancellation Notice".............................................       3.11
        "Special Mandatory Cancellation Price"..............................................       3.11
        "Successor Company" ................................................................       5.01
        "Taxes".............................................................................       2.13
        "Taxing Jurisdiction"...............................................................       2.13
        "VUE Asset Sale"....................................................................       4.10

Section 1.03      Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means the Company and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04      Rules of Construction.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) "will" shall be interpreted to express a command;

                  (6) provisions apply to successive events and transactions;
         and

                  (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01      Form and Dating.

         (a) General. The Notes shall be issued in series of fixed rate senior unsecured notes consisting of U.S. dollar-denominated 9.25% Senior Notes due 2010 and euro-denominated 9.50% Senior Notes due 2010. Each series of Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof, or of E1,000 and integral multiples thereof, as the case may be.

         The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes of such series as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian therefor, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

         An Officer must sign the Notes for the Company by manual or facsimile signature.

         If the Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

         A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

         On the date of this Indenture, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an "Authentication Order"), authenticate the Initial Notes for original issue up to $935,000,000 in aggregate principal amount of 9.25% Senior Notes due 2010 and E325,000,000 in aggregate principal amount of 9.50% Senior Notes due 2010, as the case may be, and, upon delivery of any Authentication Order at any time and from time to time thereafter, the Trustee shall authenticate Additional Notes and Exchange Notes for original issue in an aggregate principal amount specified in such Authentication Order.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

         The Company will maintain offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a "Registrar") and offices or agencies where Notes may be presented for payment (each, a "Paying Agent"). Offices or agencies of the Registrar and Paying Agent (a) for the Dollar Notes, will be maintained in the Borough of Manhattan, the City of New York, and, for so long as the Dollar Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, and (b) for the Euro Notes, will be maintained in the Borough of Manhattan, the City of New York, in London, England, and, for so long as the Euro Notes are listed on the Luxembourg Stock Exchange, in Luxembourg. The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Dollar Global Notes and Euroclear and Clearstream to act as Depositaries with respect to the Euro Global Notes. The Bank of New York will act as Common Depositary for the Euro Global Notes on behalf of Euroclear and Clearstream.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent in New York and London and to act as Custodian with respect to the Global Notes, and initially appoints The Bank of New York (Luxembourg) S.A. as Registrar and Paying Agent in Luxembourg.

Section 2.04    Paying Agent to Hold Money in Trust.

         The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. During the period that funds are held in escrow pursuant to Section 4.21 hereof and upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee and the Bank of New York (Luxembourg) S.A. will serve as Paying Agents for the Notes.

Section 2.05  Holder Lists.

         The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06  Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the applicable Depositary to a nominee of the applicable Depositary, by a nominee of the applicable Depositary to the applicable Depositary or to another nominee of the applicable Depositary, or by the applicable Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes of a series will be exchanged by the Company for Definitive Notes if:

                  (1) in the case of a Dollar Global Note, the Company delivers to the Trustee notice from the applicable Depositary that it is unwilling or unable to continue to act as Depositary, that it is no longer a clearing agency registered under the Exchange Act or that it is unwilling or unable to continue as clearing agency and, in each case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

                  (2) in the case of a Euro Global Note, the Company delivers to the Trustee notice (i) from Euroclear and Clearstream that they are unwilling or unable to continue as clearing agencies or (ii) from the Common Depositary that it is unwilling or unable to continue to act as Common Depositary, and a successor Depositary or Common Depositary is not appointed by the Company within 120 days after the date of such notice from the Euroclear and Clearstream or the Common Depositary, as the case may be;

                  (3) in the case of a Euro Global Note, Euroclear or Clearstream is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention to cease business permanently; or

                  (4) there has occurred and is continuing an Event of Default with respect to the Notes.

         Upon the occurrence of any of the events listed in the preceding clauses (1) to (4) of this Section 2.06(a), or if the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definite Notes under this Indenture, the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver Definitive Notes of the series and in an aggregate principal amount equal to the principal amount of the applicable Global Note in exchange therefor. The Company will, at the cost of the Company (but against such indemnity as the Registrar or any relevant Agent may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such exchange), cause sufficient Definitive Notes to be executed and delivered to the Trustee for authentication and the Registrar for registration of the exchange and dispatch to the relevant Holders within 30 days of the relevant event. The Trustee or the Registrar shall, at the cost of the Company, deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Definitive Notes issued in exchange for beneficial interests in Global Notes pursuant to this Section 2.06(a) shall be registered in such names and in such authorized denominations as the applicable Depositary, pursuant to instructions from its direct or indirect Participants or otherwise, shall instruct the Trustee. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the applicable Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person prior to the expiration of the 40-day "Distribution Compliance Period" under Regulation S, unless such person is a "Distributor" as defined in Rule 902. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

                  (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar both (i) a written order from a Participant or an Indirect Participant given to the applicable Depositary in accordance with the Applicable Procedures directing the applicable Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged, and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

         Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (3) `Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                      (A) if the transferee will take delivery in the form of a
                  beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                      (B) if the transferee will take delivery in the form of a
                  beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                  (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(2) above and:

                      (A) such exchange or transfer is effected pursuant to the
                  Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or
                  (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                      (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a Broker-dealer pursuant
                  to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                           (i) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                           (ii) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global

                 Note, a certificate from such holder in the form of Exhibit B hereto, including the appropriate certifications in item (3) thereof;


            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. If any one of the events listed in clauses (1) to (4) of this Section 2.06(a) has occurred or the Company has elected pursuant to Section 2.06(a) to cause the issuance of Definitive Notes, transfers or exchanges of beneficial interests in a Global Note for a Definitive Note shall be effected, subject to the satisfaction of the conditions set forth in the applicable subclauses of this
Section 2.06(c).

                (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                   (A) if the holder of such beneficial interest in a Restricted
                Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                   (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                (1) thereof;

                   (C) if such beneficial interest is being transferred to a
                Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                   (D) if such beneficial interest is being transferred to the
                Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof.

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                       (A) such exchange or transfer is effected pursuant to the
                Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                       (B) such transfer is effected pursuant to the Shelf
                Registration Statement in accordance with the Registration Rights Agreement;

                       (C) if such beneficial interest is being transferred
                pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

                       (D) if such beneficial interest is being transferred
                pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                       (E) such transfer is effected by a Broker-dealer pursuant
                to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                       (F) the Registrar receives the following:

                           (i) if the holder of such beneficial interest in a
                Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                           (ii) if the holder of such beneficial interest in a
                Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the appropriate certifications in item (3) thereof;

                and, in each such case set forth in this subparagraph (F), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and upon receipt of an Authentication Order the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the applicable Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)      Transfer and Exchange of Definitive Notes for Beneficial Interests.

         (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

             (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

             (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

             (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

             (D) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause
         (C) or (D) above, the Regulation S Global Note.

         (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

             (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

             (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

             (C) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;

             (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
         (3)(a) thereof;

             (E) such transfer is effected by a Broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

             (F) the Registrar receives the following:

                 (i) if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                 (ii) if the Holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the appropriate certifications in item (3) thereof;

         and, in each such case set forth in this subparagraph (F), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B),
         (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

             (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                 (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                 (B) if the transfer will be made pursuant to Rule 903 or Rule
              904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                 (C) if the transfer will be made pursuant to any other
              exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item
              (3) thereof.

             (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                 (A) such exchange or transfer is effected pursuant to the
              Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) such transfer is effected by a Broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)   the Registrar receives the following:

                  (i) if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                  (ii) if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the appropriate certifications in item (3) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

      (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

         (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered into the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-dealers, (B) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company; and

         (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

      Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount. If, upon consummation of the Exchange Offer, any Holder holds Initial Notes, the Company may thereafter issue and deliver to such Holder, in exchange (a "Private Exchange") for the Initial Notes held by such Holder, a like principal amount of debt securities of the Company issued under this Indenture and identical in all material respects to the Initial Notes (the "Private Exchange Notes"); provided that the Company shall have obtained certifications and other evidence reasonably satisfactory to the Company that any such Holder may receive Private Exchange Notes in such Private Exchange in compliance with applicable securities laws. The Exchange Notes issued in the Exchange Offer and the Private Exchange Notes shall be issued in the same series under this Indenture and shall have the same CUSIP, Common Code, ISIN and/or other identification numbers.

      (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (1) Private Placement Legend.

              (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (5) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES".

              (B) Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2),
          (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

          (2) Global Dollar Note Legend. Each Dollar Global Note will bear a legend in substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS

          GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
          SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN".

          (3) Global Euro Note Legend. Each Euro Global Note will bear a legend in substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON

          DEPOSITARY (WHICH SHALL INITIALLY BE THE BANK OF NEW YORK, 101 BARCLAY STREET, FLOOR 21W, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN".

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i) General Provisions Relating to Transfers and Exchanges.

              (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

              (2) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

              (3) The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

              (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

              (5) The Company will not be required:

                  (A) to issue, to register the transfer of or to exchange any
              Notes during a period beginning at the opening of business 15 days before the day of any selection of

          Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                  (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                  (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07      Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company, the Trustee, any Agent and any authenticating agent in connection therewith.

         Subject to the provisions of the final sentence of the preceding paragraph of this Section 2.07, every replacement Note is an obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08      Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the

Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

         If the entire principal amount and premium, if any, of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

         For purposes of determining whether the Holders of the requisite principal amount of Notes have taken any action as herein described, the principal amount of Dollar Notes shall be deemed to be the Euro Equivalent of such principal amount of Dollar Notes as of (i) if a record date has been set with respect to the taking of such action, such date or (ii) if no such record date has been set, the date the taking of such action by the Holders of such requisite principal amount is certified to the Trustee by the Company.

         Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an Agent duly appointed in writing or may be embodied in or evidenced by an electronic transmissions which identifies the documents containing the proposal on which such consent is requested and certifies such Holders' consent thereto and agreement to be bound thereby; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and where it is hereby expressly required, to the Company.

Section 2.09      Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10      Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11      Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes (subject to the record retention requirements of the Exchange Act) in its customary manner unless the Company directs the Trustee to deliver canceled Notes to the Company. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

Section 2.12      Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13      Additional Amounts.

          (a) All payments made by the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter, "Taxes") imposed or levied by or on behalf of the government of France or any other jurisdiction in which the Company is organized or is a resident for tax purposes or within or through which payment is made or any political subdivision or taxing authority or agency thereof or therein (any of the aforementioned being a "Taxing Jurisdiction"), unless the Company is required to withhold or deduct any such Taxes by law or by the interpretation or administration thereof.

          (b) If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to a Note, the Company will, to the extent permitted by applicable law, pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by the Holder of such Note (including Additional Amounts) after such withholding or deduction of such Taxes will not be less than the amount such Holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that notwithstanding the foregoing, Additional Amounts will not be paid with respect to:

                    (1) any Taxes that would not have been so imposed, deducted or withheld but for the existence of any present or former connection between the Holder or beneficial owner of such Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner of such Note, if the Holder or beneficial owner is an estate, nominee, trust, partnership or corporation) and the relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding of or the execution, delivery, registration or enforcement of such Note);

                    (2) subject to Section 2.13(f) hereof, any estate, inheritance, gift, sales, excise, transfer or personal property tax or similar tax, assessment or governmental charge;

                    (3) any Taxes payable otherwise than by deduction or withholding from payments under or with respect to such Note;

                    (4) any Taxes that would not have been so imposed, deducted or withheld if the Holder or beneficial owner of such Note or beneficial owner of any payment on such Note had (i) made a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) complied with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder or beneficial owner of such Note or any payment on such Note (provided that such declaration of non-residence or other claim or filing for exemption or such compliance is required by the applicable law of the relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes, and at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption or such compliance is required under the applicable law of the Taxing Jurisdiction, the relevant Holder at that time has been notified by the Company, or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption or such compliance is required to be made);

                    (5) any Taxes that would not have been so imposed, deducted or withheld if the beneficiary of the payment had presented such Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

                    (6) any payment under or with respect to a Note to any Holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member or such a partnership or the beneficial owner of such payment or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note;

                    (7) any withholding or deduction imposed on a payment that is required to be made pursuant to any European Union Directive on the taxation of savings implementing the draft directive agreed upon by the European Council of Economic and Finance Ministers (ECOFIN) on January 21, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

                    (8) any withholding or deduction that is imposed on a Note that is presented for payment by or on behalf of a Holder that would have been able to avoid such withholding or deduction by presenting such Note to another paying agent in a member state of the European Union for Holders of Notes who are resident in the European Union, and in the United States for Holders of Notes who are resident in the United States; or

                    (9) any combination of items (1) through (8) above.

      The foregoing provisions shall survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor Person to the Company.

      (c) The Company will also make any applicable withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company will furnish to the Trustee certified copies or tax receipts or, if such tax receipts are not reasonably available to the Company, such other documentation that provides reasonable evidence of such payment by the Company. Copies of such receipts or other documentation will be made available to the Holders or the Paying Agents, as applicable, upon request.

      (d) At least 30 days prior to each date on which any payment under or with respect to any Note is due and payable, unless such obligation to pay Additional Amounts arises after the 30th day prior to such date, in which case it shall be promptly paid thereafter, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee and the Paying Agent an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee and Paying Agent to pay such Additional Amounts to Holders of such Note on the payment date. Each Officers' Certificate shall be relied upon until receipt of a further Officers' Certificate addressing such matters.

      (e) Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

      (f) The Company will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, this Indenture or any other document or instrument in relation thereto; provided, however, that no such payments will be made in respect of any taxes, charges or similar levies imposed by any jurisdiction outside any jurisdiction in which the Company or any successor Person is organized or resident for tax purposes, or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other document or instrument following the occurrence of an Event of Default with respect to the Notes, and the Company agrees to indemnify the Holders of the Notes for any such non-excluded taxes paid by such Holders.

                                   ARTICLE 3.
                REDEMPTION AND PREPAYMENT; MANDATORY CANCELLATION

Section 3.01      Notices to Trustee.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

            (1) the clause of this Indenture pursuant to which the redemption shall occur;

            (2)   the redemption date;

            (3)   the principal amount of each series of Notes to be redeemed;
      and

            (4)   the redemption price.

Section 3.02      Selection of Notes to Be Redeemed or Purchased.

      If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

            (1) if the applicable Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which they are listed; or

            (2) if the applicable Notes are not listed on any national securities exchange or the relevant national securities exchange does not have any applicable requirements, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

      In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

      The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000, or of E1,000 or whole multiples of E1,000, as the case may be; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 or of E1,000, as the case may be, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03      Notice of Redemption.

      Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 10 of this Indenture. Notices of redemption shall not be conditional. So long as any series of the Notes is listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange, notice will be given to the Luxembourg Stock Exchange and published in Luxembourg in a daily leading newspaper with general circulation in Luxembourg.

      The notice will identify the Notes to be redeemed and will state:

            (1)   the redemption date;

            (2)   the redemption price;

            (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

            (4)   the name and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (8) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Notes.

      At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04      Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

Section 3.05      Deposit of Redemption or Purchase Price.

      No later than one Business Day prior to the redemption or purchase price date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Special Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Special Interest, if any, on, all Notes to be redeemed or purchased.

      If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06      Notes Redeemed or Purchased in Part.

      Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07      Optional Redemption.

      (a) At any time prior to April 15, 2007, the Company may at its option redeem all or part of the Notes upon not less than 30 nor more than 60 days' prior notice at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the Applicable Premium plus accrued and unpaid interest and Special Interest, if any, to the applicable redemption date.

      (b) At any time prior to April 15, 2006, the Company may at its option on any one or more occasions redeem up to 35% of the aggregate principal amount of each series of the Notes issued under this Indenture at a redemption price equal to 109.25% of the principal amount for the Dollar Notes and 109.50% of the principal amount for the Euro Notes, plus in each case accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of an Equity Offering; provided that:

            (1) The Company received at least E50 million in gross proceeds from such Equity Offering;

            (2) at least 65% of the initial aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

            (3) the redemption occurs within 120 days of the date of the closing of such Equity Offering.

      (c) On or after April 15, 2007, the Company may redeem all or a part of the Dollar Notes, or all of a part of the Euro Notes, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

                                               DOLLAR NOTE      EURO NOTE
                             YEAR              PERCENTAGE       PERCENTAGE
                             ----              ----------       ----------
                       2007.................    104.625%         104.750%
                       2008.................    102.313%         102.375%
                       2009 and thereafter..    100.000%         100.000%

      (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08      Mandatory Redemption.

      The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09      Offer to Purchase by Application of Excess Proceeds.

      In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

      The Asset Sale Offer shall be made to all Holders of Notes. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30

Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, and Special Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

      Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

            (1)   that the Asset Sale Offer is being made pursuant to this
      Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

            (2)   the Offer Amount, the purchase price and the Purchase Date;

            (3) that any Note not tendered or accepted for payment will continue to accrue interest;

            (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

            (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 or of E1,000 only, as the case may be;

            (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

            (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (8) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof, or of E1,000 or integral multiples thereof, as the case may be, will be purchased); and

            (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

      Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10      Redemption of Notes for Changes in Withholding Taxes.

      The Company may, at its option, redeem all, but not less than all, of the then outstanding Notes of a series at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the redemption date. This redemption applies only if as a result of any amendment to, or change in, the laws or treaties (including any rulings or regulations promulgated thereunder) of France or any other jurisdiction in which the Company is organized or is a resident for tax purposes or within or through which payment is made or any political subdivision or taxing authority or agency thereof or therein (or, in the case of Additional Amounts payable by a successor Person to the Company, of the jurisdiction in which such successor Person is organized or is a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein) or any amendment to or change in any official position concerning the interpretation, administration or application of such laws, treaties, rulings or regulations (including a holding by a court of competent jurisdiction), which amendment or change is effective on or after the date of this Indenture (or, in the case of Additional Amounts payable by a successor Person to the Company, the date on which such successor Person became such pursuant to applicable provisions of this Indenture), that the Company has become or will become obligated to pay Additional Amounts (as described in Section 2.13 hereof) on the next date on which any amount would be payable with respect to such Notes and the Company determines in good faith that such obligation cannot be avoided (including, without limitation, by changing the jurisdiction from which or through which payment is made) by the use of reasonable measures available to the Company.

      No such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the such Notes then due or later than 180 days after such amendment or change referred to in the preceding paragraph. At the time such notice of redemption is given, such obligation to pay such Additional Amounts must remain in effect. Immediately prior to the mailing of any notice of redemption described above, the Company shall deliver to the Trustee (i) a certificate stating that the Company is entitled to elect to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to elect to redeem have occurred and (ii) an Opinion of Counsel qualified under the laws of the relevant jurisdiction to the effect that the Company or such successor Person, as the case may be, has or will become obligated to pay such Additional Amounts as a result of such amendment or change.

Section 3.11      Mandatory Cancellation

      If (a) in accordance with the terms of the Escrow Agreement, the Escrow Release Certificate is not delivered by the Company by 11:59 p.m. New York City time on the date that is 120 days from the date hereof (or, if such 120th day is not a Business Day, the first Business Day after such day) (the "Final Escrow Date") or (b) on an earlier date the Company notifies the Escrow Agent that it reasonably believes it will not be possible for the Company to deliver the Escrow Release Certificate by the Final Escrow Date, upon the date that is the earlier of the Final Escrow Date and the date that is five Business Days from the date of such notification, as the case may be, the Company shall promptly instruct the Trustee to cancel each series of Notes (the "Special Mandatory Cancellation") on a date that is not more than 10 Business Days after such instruction (the "Special Mandatory Cancellation Date"). Promptly following receipt of instructions from the Company to cancel the Notes in accordance with the previous sentence, or if no such instructions have been received, on the Final Escrow Date, the Trustee shall mail by first class mail notice of the Special Mandatory Cancellation (the "Special Mandatory Cancellation Notice") to each Holder of the Notes at its registered address, to the Escrow Agent and, so long as any series of the Notes is listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange, notice will be published in Luxembourg as set forth in Section 3.03 hereof.

      As provided in the Escrow Agreement, upon receipt of the Special Mandatory Cancellation Notice or, if the Escrow Agent shall not have received an Escrow Release Certificate on or before the Final Escrow Date, on the next following Business Day, the Escrow Agent will liquidate all Escrow Funds held by it and the Escrow Agent will deliver such proceeds to the relevant Paying Agent for pro rata distribution to the Holders of the Notes. On the Special Mandatory Cancellation Date, the Company will pay to the relevant Paying Agent for payment to each Holder of Notes an aggregate amount equal to the difference between (a) 101% of the aggregate principal amount of the Notes plus interest that would have accrued on the Notes if the proceeds of the offering of the Notes had been released to the Company on the date of issuance of the Notes from such date to the Special Mandatory Cancellation Date (the "Special Mandatory Cancellation Price") and (b) the proceeds from the liquidation of the Escrow Funds, such that each holder of the Notes shall receive the Special Mandatory Cancellation Price upon surrender and cancellation of its Notes.

      The Special Mandatory Cancellation Notice will state:

      (1)   the Special Mandatory Cancellation Date;

      (2)   the Special Mandatory Cancellation Price;

      (3)   the name and address of the Paying Agent;

      (4) that the Notes must be surrendered to the Paying Agent to be cancelled to collect the Special Mandatory Cancellation Price; and

      (5) that, unless the Company defaults on paying the portion of the Special Mandatory Cancellation Price to be paid by it, no interest on the Notes shall accrue on and after the Special Mandatory Cancellation Date.

      Once the Special Mandatory Cancellation Notice has been mailed, the Notes will become irrevocably due and payable on the Special Mandatory Cancellation Date at the Special Mandatory Cancellation Price.

      All Notes surrendered by a Holder to the Trustee for cancellation shall be irrevocably cancelled after payment to that Holder of the Special Mandatory Cancellation Price.

      If the Notes are not cancelled because of a failure of the Company to pay the portion of the Special Mandatory Cancellation Price to be paid by it, the interest will be deemed to accrue for purposes of calculation of the Special Mandatory Cancellation Price and the Special Mandatory Cancellation Price shall be adjusted accordingly until the date such amount is paid to the relevant Paying Agent.

      Pending delivery of the Escrow Release Certificate, the Company will not have and will not be deemed to have any rights, title or interest in the Escrow Funds, and any contingent or other rights the Company may have in respect of the Escrow Funds under the Escrow Agreement will be extinguished with respect to the Escrow Funds that are required to be released for payment to the Holders of the Notes in the circumstances described above.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01      Payment of Notes.

      The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Special Interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Special Interest, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace period) at the same rate.

      If a Paying Agent pays out on or after the due date therefor, or becomes liable to pay out funds on the assumption that the corresponding payment by the Company has been or will be made and such payment has in fact not been so made by the Company, then the Company shall on demand reimburse the Paying Agent for the relevant amount, and pay interest to the Paying Agent on such amount from the date on which it is paid out to the date of reimbursement at a rate per annum equal to the cost to the Paying Agent of funding the amount paid out, as certified by the Paying Agent and expressed as a rate per annum.

Section 4.02      Maintenance of Office or Agency.

      The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) (a) for the Dollar Notes, in the Borough of Manhattan, the City of New York, and, for so long as the Dollar Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, and (b) for the Euro Notes, in New York, in London, and, for so long as the Euro Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, where (i) Notes may be surrendered for registration of transfer or for exchange and (ii) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, provided that in the case of clause (ii) above as it applies to the Euro Notes, such office may be maintained in Paris, France. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York and London, England for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03      Reports.

      (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and Holders of Notes:

            (1) within the time periods specified by the SEC's rules and regulations, all financial information that would be required to be contained in a filing with the SEC on Form 20-F if the Company were required to file such Form, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and a report on the Company's annual financial statements by the Company's certified independent accountants;

            (2) within 90 days after the end of each of the first three fiscal quarters of each fiscal year, (a) quarterly financial statements (including a consolidated statement of income, consolidated balance sheet and consolidated statement of cash flows) of the Company prepared in accordance with generally accepted accounting principles in France as in effect at the time of such financial statements with a reconciliation to U.S. GAAP of net income, interest expense, EBIT and net debt and (b) a statement of management regarding the Company's financial position and results of operations, in each case (except for the U.S. GAAP information) that is substantially similar in scope and detail to the information publicly released by the Company in respect of its financial results for the first six months of each fiscal year; and

            (3) within the time periods specified by the SEC's rules and regulations, all current reports that would be required to be filed with the SEC on Form 6-K if the Company were required to file such reports.

      To the extent GAAP in effect from time to time differs in any material respect from GAAP in effect on the date of this Indenture, the Company will separately prepare and deliver to the Trustee and Holders of the Notes with its annual financial statements a reasonably detailed reconciliation to GAAP as in effect on the date of this Indenture with respect to the financial items necessary to ascertain compliance with the covenants set forth in this Indenture.

      In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the SEC, the Company will file or furnish a copy of all of the information and reports referred to in clauses (1), (2) and (3) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request and through publication on its internet website or similar means of electronic dissemination. The Company will at all times comply with TIA Section 314(a).

      (b) For so long as any Notes remain outstanding, the Company will furnish to the Trustee and Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04      Compliance Certificate.

      (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05      Taxes.

      The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all Taxes except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06      Stay, Extension and Usury Laws.

      The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07      Restricted Payments.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (1) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

            (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

            (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at the Stated Maturity thereof (other than Indebtedness permitted under clauses (2) or (7) of Section 4.09(b) hereof and the purchase, repurchase or other acquisition of subordinated Indebtedness with a Stated Maturity earlier than the maturity of the Notes purchased in anticipation of satisfying a payment of principal at the Stated Maturity thereof, within one year of such Stated Maturity; or

            (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

      unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof;

                  (b) the Company could incur at least E1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof; and

                  (c) with respect to a Restricted Payment of the type described in clause (1) or (2) of the definition of Restricted Payments above, a period of not less than 365 days has elapsed since the date of this Indenture; and

                  (d) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (3), (4), (5), (6), (7) or (10)
                       of Section 4.07(b) hereof), is less than the sum, without duplication, of:

                  (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the Notes are issued to the end of the Company's most recently ended fiscal quarter for which financial statements are publicly available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                  (B) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture (i) as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or (ii) from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company upon conversion into or exchange for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

                  (C) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                  (D) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the date of this Indenture, the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation (or, if such redesignation occurs within one year of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, the lesser of (i) such fair market value and (ii) the fair market value of such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary).

      (b)   The provisions of Section 4.07(a) will not prohibit:

            (1) the payment of any dividend or distribution on, or any redemption of, Equity Interests, within 60 days after the date of declaration or notice thereof, if at the date of declaration or notice the dividend payment, distribution or redemption would have complied with the provisions of this Indenture;

            (2) Investments that the Company or its Restricted Subsidiaries are required to make as the result of the exercise of rights by persons that are not Affiliates of the Company pursuant to contracts or agreements in effect as of the date of this Indenture that are referred to in Note 11.3 to the Company's consolidated financial statements included in the Offering Circular, dated April 3, 2003, relating to the Notes.

            (3) the purchase, repayment, prepayment, redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Restricted Subsidiary or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such purchase, repayment, prepayment, redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from Section 4.07(a)(i)(B) hereof;

            (4) the purchase, repayment, prepayment, redemption, repurchase, retirement, defeasance or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary (a) with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or (b) from Net Proceeds from any Asset Sale to the extent permitted under clause (3) of Section 4.10 hereof;

            (5) so long as no Default or Event of Default shall have occurred and be continuing, the purchase, redemption, repurchase or other acquisition or retirement for value of any Equity

      Interests of the Company from employees, former employees, directors or former directors of the Company or any of its Subsidiaries or their authorized representatives pursuant to any management equity plan, share option plan or any other management or employee benefit plan or agreement with respect to the management, directors or employees of the Company and its Subsidiaries; provided that the aggregate price paid for all such purchased, redeemed, repurchased, acquired or retired Equity Interests may not exceed E3 million in any twelve-month period;

            (6) repurchases of Equity Interests deemed to occur upon (a) the exercise of stock options, warrants or convertible securities issued as compensation if such Equity Interests represent a portion of the exercise price thereof and (b) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith;

            (7) the declaration and payment of dividends to holders of any class or series of Disqualified Stock or preferred stock of the Company issued in accordance with Section 4.09 hereof to the extent such dividends are included in the definition of Fixed Charges;

            (8) in connection with a VUE Asset Sale, the purchase of a letter of credit for the purpose of defeasing the outstanding Class A Preferred Stock of Vivendi Universal Entertainment LLLP in accordance with the VUE Partnership Agreement;

            (9) equity contributions to the joint venture formed for the purpose of developing a theme park in Shanghai, People's Republic of China, pursuant to the Shanghai Theme Park Joint Venture Agreement in aggregate amounts of up to E80 million; and

            (10) so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (10), not to exceed E15 million.

      (c) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 will be determined in good faith (a) in the case of assets or securities valued at E40 million or less, by a senior financial officer of the Company and set forth in an Officers' Certificate to the Trustee, and (b) in the case of assets or securities valued at more than E40 million, by the Company's Board of Directors and set forth in an Officers' Certificate delivered to the Trustee.

Section 4.08      Dividend and Other Payment Restrictions Affecting
                  Subsidiaries.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

            (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries;

            (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

            (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

      (b) The restrictions in Section 4.08(a) shall not apply to encumbrances or restrictions existing under or by reason of:

            (1) the New Credit Facility or agreements or instruments in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, supplements, replacements or refinancings of the New Credit Facility or those agreements or instruments, provided that the encumbrances or restrictions contained in the New Credit Facility or any such amendments, modifications, restatements, renewals, supplements, replacements or refinancings taken as a whole, are not materially less favorable to the Holders of the Notes than the encumbrances or restrictions contained in agreements or instruments in place on the date of this Indenture;

            (2) this Indenture, the Notes and the exchange Notes to be issued pursuant to the registration rights agreement;

            (3)   any applicable law, rule, regulation or order;

            (4) any agreement or instrument relating to Indebtedness or Capital Stock of a Person acquired by, or merged, consolidated or otherwise combined with or into the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the property or assets of the Person so acquired, and any amendments, modifications, restatements, renewals, supplements, replacements or refinancings of those instruments, provided that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, supplements, replacements or refinancings, taken as a whole, are not materially less favorable to the Holders of the Notes than the encumbrances or restrictions contained in agreements or instruments in effect on the date of acquisition;

            (5) customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business;

            (6) an agreement or instrument relating to any Indebtedness, Disqualified Stock or preferred stock of a Restricted Subsidiary permitted to be incurred or issued subsequent to the date of this Indenture pursuant to the provisions of Section 4.09 hereof if (i) the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Notes than the encumbrances and restrictions contained in the agreements relating to Indebtedness, Disqualified Stock or preferred stock, as appropriate, of that Restricted Subsidiary in effect on the date of this Indenture, or (ii) in the event such Restricted Subsidiary did not have any Indebtedness, Disqualified Stock or preferred stock outstanding on the date of this Indenture, such encumbrance or restriction will not impair the ability of the Company to make payments of principal, interest and other amounts on the Notes in any material respect;

            (7) the terms of any preferred stock issued by any Restricted Subsidiary of the Company; provided, however, that the terms of such preferred stock do not impose any consensual encumbrance or restriction on the ability of the Restricted Subsidiary to pay dividends or make distributions on its Capital Stock except in a manner that is no more restrictive than the following, as determined in good faith by the Board of Directors of the Company and evidenced by a resolution adopted by such Board of Directors:

                  (A) dividends and distributions on Capital Stock of the Restricted Subsidiary may not be declared or paid or set apart for payment at any time when the Restricted Subsidiary has not declared and paid any dividends or distributions on such preferred stock which are required to be declared and paid as a precondition to dividends or distributions on other Capital Stock of the Restricted Subsidiary;

                  (B) distributions upon the liquidation, dissolution or winding up of the Restricted Subsidiary, whether voluntary or involuntary ("Liquidating Distributions"), may not be made on the Capital Stock of the Restricted Subsidiary at any time when such preferred stock is entitled to receive Liquidating Distributions which have not been paid; and

                  (C) dividends and distributions on Capital Stock of the Restricted Subsidiary may not be declared or paid or set apart for payment at any time when such preferred stock is required to be, but has not been, redeemed pursuant to mandatory redemption provisions that do not require such preferred stock to be redeemed prior to the Stated Maturity of the Notes;

            (8) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in Section 4.08(a)(3) hereof;

            (9) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

            (10) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness, taken as a whole, are not materially more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

            (11) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 or 4.16 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

            (12) customary provisions in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business that will not impair the ability of the Company to make payments of principal, interest and other amounts on the Notes in any material respect;

            (13) restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business; and

            (14) with respect to a Receivables Subsidiary, encumbrances and restrictions that are imposed pursuant to a Receivables Program of such Receivables Subsidiary; provided that such encumbrances and restrictions are customarily required by the institutional sponsor or arranger at the time of entering into such Receivables Program in similar types of documents relating to the purchase of similar receivables in connection with the financing thereof.

Section 4.09      Incurrence of Indebtedness and Issuance of Preferred Stock.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and its Restricted Subsidiaries may incur Acquired Debt (and not any other Indebtedness), if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements are publicly available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 3.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

      (b) The provisions of Section 4.09(a) shall not prohibit the incurrence of any of the following items of Indebtedness, Disqualified Stock or preferred stock, as applicable (collectively, "Permitted Debt"):

            (1) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Restricted Subsidiaries thereunder) under

                  (A) Tranche B of the New Credit Facility in an aggregate principal amount of up to E1,000 million;

                  (B) Tranche A of the New Credit Facility in an aggregate principal amount of up to E1,500 million that is committed or outstanding at any time; and

                  (C) one or more other Additional Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (C), when taken together with (i) the aggregate principal amount of all Indebtedness that is committed or outstanding under Tranche A of the New Credit Facility and under clause (12) of this Section 4.09(b) and (ii) all Permitted Refinancing Indebtedness incurred pursuant to Tranche A of the New Credit Facility, this clause (C) or clause 12 of this Section 4.09(b), not to exceed the Designated Amount, provided that prior to or concurrently with the incurrence of any Indebtedness under Tranche B of the New Credit Facility or under clause (C) above, at least E1,540 million of Existing Indebtedness shall have been repaid by the Company since the date of this Indenture (and to the extent such repayments have been applied to revolving credit Indebtedness, the commitments in respect of such Indebtedness have been correspondingly reduced);

            (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

            (3) the incurrence by the Company of Indebtedness represented by (A) the Notes to be issued on the date of this Indenture, and (B) the Exchange Notes to be issued pursuant to the Registration Rights Agreement;

            (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, lease or cost of construction or improvement of property (real or personal), plant or equipment (whether through the direct purchase of assets or through the purchase of the Capital Stock of any Person owning such assets) used in a Permitted Business, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred under clause (5) of this Section 4.09(b) to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed 1.4% of the Consolidated Total Assets of the Company and its Restricted Subsidiaries less any Attributable Debt outstanding with Respect to Sale and Leaseback Transactions entered into in compliance with Section 4.16 hereof;

            (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clause (1),
      (2), (3), (4), (5) or (12) of this Section 4.09(b);

            (6) the incurrence by the Company or any of its Restricted Subsidiaries of obligations with respect to letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if drawn upon, such drawing is reimbursed within five Business Days following receipt of a demand for reimbursement;

            (7) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

                  (A) if the Company is the obligor on such Indebtedness and such Indebtedness is held by a Restricted Subsidiary, such Indebtedness (other than Indebtedness incurred with a principal amount outstanding of E5 million or less, up to an aggregate of E30 million of any such Indebtedness at any time outstanding held by Restricted Subsidiaries) must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes to the extent permissible under law without subjecting the directors or officers of the obligee or obligor under any such Indebtedness in their reasonable judgment to any penalty or civil or criminal liability in connection with the subordination of such Indebtedness; and

                  (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

            (8) the issuance of shares of preferred stock by a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which, in either case, results in any Restricted Subsidiary holding such preferred stock ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock that was not permitted by this clause (8);

            (9) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business and not for speculative purposes;

            (10) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

            (11) Indebtedness of the Company or any Restricted Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any Person in connection with worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to the Company or such Restricted Subsidiary pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business and consistent with past practices;

            (12) the incurrence by any Receivables Subsidiary of Indebtedness pursuant to a Receivables Program; provided, however, that the aggregate principal amount of Indebtedness incurred pursuant to this clause (12) at any one time outstanding, when taken together with the aggregate principal amount of all Indebtedness committed under Tranche A of the New Credit Facility and all then-outstanding Indebtedness incurred pursuant to clauses (1)(B) and (C) of Section 4.09(b) hereof, does not exceed the Designated Amount;

            (13) the incurrence by the Company or a Restricted Subsidiary of Indebtedness to the extent the net proceeds thereof are promptly deposited to defease all outstanding Notes as described in Article 8 hereof;

            (14) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar institution inadvertently drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within ten days of occurrence;

            (15) the incurrence of Indebtedness by Cegetel or any Restricted Subsidiary thereof, provided that the terms of such Indebtedness do not restrict the ability of Cegetel or such Restricted Subsidiary to distribute cash (by dividend or otherwise) to the Company and

                  (A) if, at the time such Indebtedness is incurred, the outstanding senior unsecured Indebtedness of Cegetel has Investment Grade Ratings from both of the Rating Agencies, to the extent the proceeds of such Indebtedness are distributed to the Company, such proceeds must be used to repay outstanding Indebtedness of the Company or its Restricted Subsidiaries of the type described in clause (1), (2) or (3) of the second paragraph under Section 4.10 hereof; and

                  (B) if, at the time such Indebtedness is incurred, the outstanding senior unsecured Indebtedness of Cegetel does not have Investment Grade Ratings from both of the Rating Agencies, either (i) all the net proceeds (net of amounts distributed to minority


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            shareholders) of such Indebtedness must be distributed to the
            Company and used for the purpose of repaying outstanding Indebtedness and other Obligations of Societe d'Investissement pour la Telephonie S.A. or under any other Credit Facility that constitutes outstanding senior secured bank debt of the Company or any Restricted Subsidiary or, if no such Indebtedness is outstanding, any Indebtedness of the Company or any Restricted Subsidiary that is not subordinated in right of payment to the Notes, (ii) such Indebtedness must be used to finance the acquisition of a French fixed line telephone business which has positive EBITDA based on its latest financial accounts and Indebtedness of not more than E300 million (any such Indebtedness incurred under this clause (ii) not to exceed E500 million plus E300 million of Acquired Debt), (iii) such Indebtedness must be used to finance the payment of any liabilities of Cegetel or any of its Restricted Subsidiaries that accrue to LineInvest Limited under the terms of the LineInvest Total Return Swap, or (iv) any combination of (i), (ii) and (iii);

            (16) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness solely to finance the purchase of Capital Stock of Maroc Telecom as a result of the exercise by the Kingdom of Morocco of its put right in respect of such Capital Stock, provided that the recourse of any lenders of such Indebtedness shall be limited solely to the Capital Stock of Maroc Telecom held directly or indirectly by the Company, dividends and distributions in respect thereof, and the assets of Maroc Telecom;

            (17) the incurrence of Indebtedness by (a) Restricted Subsidiaries of the Company to fund working capital requirements in an aggregate principal amount outstanding at any time not to exceed E300 million and (b) by Maroc Telecom in an aggregate principal amount outstanding at any one time not to exceed E500 million for the purpose of financing capital expenditures and the acquisition of assets related to its business;

            (18) Indebtedness of the Company or a Restricted Subsidiary arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company in accordance with the terms of this Indenture, other than guarantees by the Company or any Restricted Subsidiary of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Company for the purpose of financing such acquisition; provided that (a) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary at the time of such agreement or disposition (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet at such time will not be deemed to be reflected on such balance sheet for purposes of this clause 18(a)); and (b) the maximum aggregate liability in respect of all such Indebtedness may at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (such fair market value being measured at the time such non-cash proceeds are received and without giving effect to any subsequent changes in value), actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

            (19) the incurrence of Non-Recourse Project Financing or Non-Recourse Product Financing; and

            (20) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance of Disqualified Stock by the Company or any Restricted Subsidiary or preferred stock by any Restricted Subsidiary in an aggregate principal amount or liquidation preference (or accreted value, as applicable) at any time outstanding, including all Permitted


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      Refinancing Indebtedness incurred to refund, refinance or replace any
      Indebtedness incurred pursuant to this clause (20), not to exceed E100 million.

      (c)   For purposes of determining compliance with this Section 4.09:

            (1) in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (20) of Section 4.09(b) hereof, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09;

            (2) the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted;

            (3) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock (in each case where payment of dividends is not part of a financing transaction) will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

            (4) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in clauses (1) through (20) of Section 4.09(b) hereof; and

            (5) the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to this Section 4.09 will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

      For purposes of determining compliance with any euro denominated restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the Euro Equivalent, as the case may be, determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to euros covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in euros will be as provided in such Currency Agreement. The principal amount of any Permitted Refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the Euro Equivalent of the Indebtedness refinanced, except to the extent that (1) such Euro Equivalent was determined based on a Currency Agreement, in which case the Permitted Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Permitted Refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the Euro Equivalent of such excess, as appropriate, will be determined on the date such Permitted Refinancing Indebtedness is incurred.


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
Section 4.10      Asset Sales.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of, with such fair market value being determined in good faith (a) in the case of Asset Sales for aggregate consideration equal to or less than E50 million, by a senior financial officer of the Company and set forth in an Officers' Certificate to the Trustee; and (b) in the case of Asset Sales for aggregate consideration in excess of E50 million, by the Company's Board of Directors and set forth in an Officers' Certificate delivered to the Trustee; and

            (2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents, or a combination thereof. For purposes of this provision, each of the following will be deemed to be cash:

                  (A) any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to an agreement that fully releases the Company or such Restricted Subsidiary from further liability; and

                  (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion, within 180 days after receipt;

provided that in the case of an Asset Sale of the Capital Stock of any member of the VUE Group or any assets or rights held by any member of the VUE Group (a "VUE Asset Sale"), if as of the date of the balance sheet included in the most recent financial statements publicly released by the Company before such VUE Asset Sale and giving pro forma effect to any assumption, incurrence, repayment, repurchase or redemption of Indebtedness since such date and to the application of the Net Proceeds from such VUE Asset Sale, the Consolidated Financial Debt of the Company and its Restricted Subsidiaries has been reduced through the application of Net Proceeds from Asset Sales by E3,250 million or more since the date of this Indenture, the reference in the foregoing clause (2) to 75% shall instead be 50% with respect to such VUE Asset Sale, and the reference in the foregoing sub-clause (2)(B) to 180 days shall instead be 365 days with respect to such VUE Asset Sale.

      Within 365 days after the receipt of any Net Proceeds from an Asset Sale (or, in the case of a VUE Asset Sale where securities, notes or other obligations are converted into cash in compliance with this Section 4.10, within 180 days of receipt of cash upon such conversion, if later) the Company or any Restricted Subsidiary may apply such Net Proceeds:

            (1) to repay or prepay Indebtedness and other Obligations under any Credit Facility that is not subordinated in right of payment to the Notes;

            (2) to repay or prepay (or repurchase) any Indebtedness of a Restricted Subsidiary or repay, prepay, repurchase or defease preferred stock issued by a Restricted Subsidiary;


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
            (3) to repay or prepay (or repurchase) any Indebtedness with a final Stated Maturity that is prior or equal to the final Stated Maturity of the Notes;

            (4) to acquire (or enter into a binding agreement to acquire, which acquisition must be consummated within 180 days after the end of the 365-day period following receipt of any Net Proceeds) all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business (including by means of a merger, consolidation or other business combination permitted under this Indenture) or all or a portion of any minority interest in a Restricted Subsidiary of the Company;

            (5)   to make a capital expenditure; or

            (6) to acquire (or enter into a binding agreement to acquire, which acquisition must be consummated within 180 days after the end of the 365-day period following receipt of any Net Proceeds) other long-term assets that are used or useful in a Permitted Business.

      Capital expenditures made in the 365 days prior to the date of any Net Proceeds from an Asset Sale ("Prior Capital Expenditures") may be counted towards compliance with this Section 4.10; provided that the 365-day period during which the Net Proceeds from such Asset Sale may be applied for capital expenditures or other purposes permitted under this Section 4.10 after the date of receipt of such Net Proceeds (or the 180-day period following receipt of cash upon conversion of securities, notes or other obligations in a VUE Asset Sale, if applicable) will be reduced by one day for every day before the date of receipt of such Net Proceeds that such Prior Capital Expenditures were made.

      Pending the final application of any such Net Proceeds, the Company and any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraphs will constitute "Excess Proceeds"; provided, however, that cash received by any member of the VUE Group in a VUE Asset Sale shall not constitute Excess Proceeds to the extent and for so long as such cash is held in a segregated bank account and not commingled with any other funds and, upon any withdrawal of such funds, such funds are used for one or more of the purposes described above. Any cash placed in such account may be invested in Cash Equivalents pending application in accordance with this Section 4.10. When the aggregate amount of Excess Proceeds exceeds E20 million, the Company shall, within 30 days, make an Offer to all Holders of Notes, in accordance with Section 3.09 hereof, to purchase the maximum principal amount of Notes that may be purchased with such Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes being repurchased plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, such funds will no longer constitute Excess Proceeds and may be used for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.10 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under those provisions of this Indenture by virtue of such conflict.


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
Section 4.11      Transactions with Affiliates.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

            (1) the Affiliate Transaction is on terms, when taken as a whole, that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

            (2)   the Company delivers to the Trustee:

                  (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of E15 million, an Officers' Certificate certifying that such Affiliate Transaction complies with this
            Section 4.11; and

                  (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of E40 million, (i) a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an internationally recognized accounting, appraisal or investment banking firm.

      (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

            (1) any employment, compensation, benefit or indemnification agreement or arrangement (and any payments or other transactions pursuant thereto) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business with an officer, employee or director and any transactions pursuant to stock option plans, stock ownership plans and employee benefit plans or arrangements;

            (2) transactions between or among the Company and/or its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of any such transaction);

            (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in, or controls, such Person;

            (4)   payment of reasonable fees to directors;

            (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

            (6) Restricted Payments that are permitted by Section 4.07 hereof;


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
            (7) loans, advances or extensions of credit (including indemnity arrangements) to employees, directors or consultants in the ordinary course of business;

            (8) transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment or any other transactions in connection with a Receivables Program of the Company or a Restricted Subsidiary; and

            (9) transactions pursuant to or contemplated by any agreement of the Company or any Restricted Subsidiary as in effect as of the date of this Indenture or any amendment thereto or any replacement agreement so long as any such amendment or replacement agreement, taken as a whole, is not materially more disadvantageous to the Holders than the original agreement as in effect on the date of this Indenture.

Section 4.12      Liens.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien securing Indebtedness or Attributable Debt (other than Permitted Liens) on any asset now owned or hereafter acquired, or upon any income or profits therefrom or assign any rights to receive income therefrom unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with (or prior to) the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.13      Business Activities.

      The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted
Subsidiaries taken as a whole.

Section 4.14      Corporate Existence.

      Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

            (1) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and

            (2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.15      Offer to Repurchase Upon Change of Control.

      (a) Upon the occurrence at any time of a Change of Control, unless the Company has exercised its right to redeem the Notes as described in
Section 3.07 hereof, the Company will be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000, or to E1,000 or an integral multiple of E1,000, as the case may be) of each Holder's Notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

            (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

            (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

            (3) that any Note not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

            (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof, or to E1,000 in principal amount or an integral multiple thereof, as the case may be.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 4.15 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such conflict.

      (b) On the Change of Control Payment Date, the Company will, to the extent lawful:

            (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

            (2) deposit with the relevant Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and


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
            (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

      The relevant Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof, or of E1,000 in principal amount or an integral multiple thereof, as the case may be.

      If, at the time of the Change of Control, any series of the Notes is listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange, notice will be published in Luxembourg as set forth in Section 3.03 hereof.

       The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. If any series of the Notes is listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange notice will be published in Luxembourg as set forth in Section 3.03 hereof.

      (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 4.16      Limitation on Sale and Leaseback Transactions.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

            (1) after giving effect to the incurrence of the Attributable Debt relating to such Sale and Leaseback Transaction, the Company or that Restricted Subsidiary, as applicable, could have incurred at least E1.00 in additional Indebtedness under Section 4.09(b)(4) hereof;

            (2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the fair market value of the property that is the subject of the Sale and Leaseback Transaction, as determined in good faith (a) in the case of a Sale and Leaseback Transaction valued at E40 million or less, by a senior financial officer of the Company and set forth in an Officers' Certificate delivered to the Trustee, and (b) in the case of a Sale and Leaseback Transaction valued at more than E40 million, by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee; and

            (3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.17      Payments for Consent.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as


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
an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders of the Notes and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18      Designation of Restricted and Unrestricted Subsidiaries.

      The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07(a) hereof or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.19      Limitation on Guarantees of Indebtedness by Restricted
            Subsidiaries

      The Company will not permit any Restricted Subsidiary to guarantee any Indebtedness of the Company or another Restricted Subsidiary unless:

            (1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee by it of payment of the Notes; provided that:

                  (A) if the Indebtedness is pari passu in right of payment to the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall rank pari passu in right of payment to its guarantee of the Notes; and

                  (B) if the Indebtedness is subordinated in right of payment to the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to the guarantee of the Notes substantially to the same extent as such Indebtedness is subordinated in right of payment to the Notes;

            (2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its guarantee; and

            (3) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

                  (A)   such guarantee has been duly executed and authorized;
            and

                  (B) such guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by insolvency, bankruptcy, liquidation, reorganization, administration, moratorium, receivership or similar laws (including all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;


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
      except, in each case, for

                  (A) guarantees by a Restricted Subsidiary to the extent required under any Existing Credit Facility or under the LineInvest Total Return Swap, in each case as in effect at the date of this Indenture;

                  (B) guarantees by a Restricted Subsidiary of Indebtedness incurred under (i) clause (1) (A), (B) or (C) of Section 4.09(b) hereof or (ii) the Multicurrency Revolving Credit Facility;

                  (C) guarantees by a Restricted Subsidiary under any Permitted Refinancing Indebtedness refinancing any Existing Indebtedness, to the extent such Restricted Subsidiary provided a guarantee in respect of the Existing Indebtedness being refinanced; and

                  (D) guarantees by a Restricted Subsidiary of Acquired Debt that is incurred under Section 4.09(a) hereof to the extent existing under, or required under the terms of, such Acquired Debt; provided that the guarantee or any requirement to provide such guarantees was in existence prior to the contemplation of the merger, consolidation or acquisition that resulted in the incurrence of such Acquired Debt; and

                  (E) guarantees by a Restricted Subsidiary of Indebtedness of any Subsidiary of such Restricted Subsidiary.

      Notwithstanding the foregoing and the other provisions of this Indenture, any guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged:

            (1) upon the unconditional release or discharge of the guarantee by such Restricted Subsidiary which resulted in the creation of such guarantee, except a discharge or release by or as a result of payment under such guarantee;

            (2) upon the full and final payment of all amounts payable by the Company under this Indenture and the Notes;

            (3) subject to Section 5.01 hereof, if all of the Voting Stock of a Subsidiary guarantor (or any company holding, directly or indirectly, all the Voting Stock of such guarantor) is sold or otherwise disposed of (and any proceeds therefrom are applied) to a person which is not an Affiliate in compliance with Section 4.10 hereof;

            (4) upon the Legal Defeasance or discharge of the Notes in accordance with Section 8.04 hereof.

            (5) upon the designation, in accordance with this Indenture, of the Subsidiary guarantor as an Unrestricted Subsidiary.

Section 4.20      Anti Layering

      The Company will not, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) which is subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is subordinated at least to the same extent to the Notes; provided, however that
(i) no


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Indebtedness of the Company shall be deemed to be subordinated in right of payment to other Indebtedness of the Company solely by virtue of being unsecured, and (ii) the Company shall be entitled to subordinate, through intercreditor arrangements or otherwise, senior secured bank debt to other senior secured bank debt.

Section 4.21      Escrow of Proceeds

      At the date of this Indenture, the Trustee, the Company and The Bank of New York, as escrow agent (the "Escrow Agent"), shall enter into an escrow agreement (the "Escrow Agreement") substantially in the form attached as Exhibit D hereto. The gross proceeds from the offering of the Notes (less a E1 or $1 initial payment in respect of each series of Notes) will be paid into escrow accounts (the "Escrow Accounts") by the initial purchasers of the Notes and held in the name of the Trustee on behalf of the Holders under the terms of the Escrow Agreement.

      In accordance with the terms of the Escrow Agreement, the Escrow Funds will be released to the Company upon delivery to the Escrow Agent and the Trustee of a certificate of the company signed by two officers, one of whom must be the Chief Executive Officer or Chief Financial Officer of the Company (the "Escrow Release Certificate"), in the form attached to the Escrow Agreement. The Company agrees for the benefit of the Holders to comply with the terms and conditions of the Escrow Agreement and shall use its reasonable best efforts to satisfy the conditions precedent to availability of the New Credit Facility, deliver the Escrow Release Certificate and receive the gross proceeds from the offering and sale of the Notes as provided in the Escrow Agreement, as soon as practicable following the date hereof.

Section 4.22      Changes in Covenants when Notes Rated Investment Grade

      If, on any date following the date of this Indenture, the Notes have an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default has occurred and is continuing (a "Fall Away Event") then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of those Notes, Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.15, 4.19, 4.20, clauses (1) and (3) of Section 4.16 and Section 5.01(a)(4) hereof will no longer be applicable to the Notes.

                                   ARTICLE 5.

                                   SUCCESSORS

Section 5.01      Merger, Consolidation, or Sale of Assets.

      (a) The Company shall not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

            (1)   either:

                  (A)   the Company is the surviving corporation; or

                  (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation organized and existing under the laws


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
            of a member state of the European Union (as it exists on the date of this Indenture), the United States, any state thereof or the District of Columbia.

            (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

            (3) immediately after such transaction, no Default or Event of Default exists; and

            (4) either (i) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (the "Successor Company") will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least E1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof or (ii) giving such pro forma effect to any such transaction, the Fixed Charge Coverage Ratio of the Successor Company would exceed the Fixed Charge Coverage Ratio of the Company immediately prior to giving effect to such transaction.

      (b) Notwithstanding Section 5.01(a)(4) hereof, if any Restricted Subsidiary consolidates with, merges into or transfers all or part of its properties and assets to the Company or to any other Restricted Subsidiary of the Company, then no violation of this Section 5.01 shall be deemed to have occurred, as long as the requirements of clauses (1), (2) and (3) of Section 5.01(a) are satisfied.

Section 5.02      Successor Corporation Substituted.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

Section 6.01      Events of Default.

      (a)   Each of the following is an "Event of Default":

            (1) the Company defaults for 30 days in the payment when due of interest on, or Special Interest with respect to, the Notes;


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
            (2) the Company defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

            (3) the Company or any of its Restricted Subsidiaries fails to comply with the provisions of Section 4.10, 4.15 or 5.01 hereof;

            (4) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture 60 days after receipt of notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

            (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

                  (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                  (B) results in the acceleration of such Indebtedness prior to its express maturity,

            and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates E40 million or more and has not been discharged in full or such acceleration rescinded or annulled within 20 days of such Payment Default or acceleration;

            (6)   failure by the Company or any of its Restricted
      Subsidiaries to pay final, non-appealable judgments aggregating in excess of E25 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

            (7) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                  (A) files an application for the appointment of a conciliator (conciliateur);

                  (B) enters into an amicable settlement (accord amiable) with its creditors;

                  (C) is in a state of a mandatory suspension of payments (cessation de paiements), is made the object of bankruptcy proceedings (procedure collective ou de faillite), or agrees to a forfeiture of assets in favor of its preferential creditors or concludes a settlement in bankruptcy with them;

                  (D) passes a resolution for the winding-up or the dissolution of the Company or any of its Significant
            Subsidiaries; or

            (8) a court or other authority of competent jurisdiction enters an order or decree under any Bankruptcy Law that:


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
                  (A) orders the judicial liquidation (liquidation judiciaire) of the Company or any of its Significant Subsidiaries or orders the transfer of the whole of the Company's business (cession totale de l'entreprise);

                  (B) orders the dissolution or the winding-up of the Company or any of its Significant Subsidiaries.

      (b) Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

Section 6.02      Acceleration.

      In the case of an Event of Default specified in clause (7) or (8) of
Section 6.01(a) hereof, with respect to the Company or any of its Restricted Subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

      The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, Special Interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03      Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, premium and Special Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

Section 6.04      Waiver of Past Defaults.

      Subject to Section 6.07 and Section 9.02 hereof, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest or the premium and Special Interest on, or the principal of the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05      Control by Majority.

      Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or


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
exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that the Trustee believes conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06      Limitation on Suits.

      A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

            (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

            (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such indemnity; and

            (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07      Rights of Holders of Notes to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Special Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08      Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Special Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, overdue interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09      Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the


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Holders of the Notes allowed in any judicial proceedings relative to the
Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10      Priorities.

      If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            First:   to the Trustee, its agents and attorneys for amounts due
      under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Special Interest, if any and interest, respectively; and

            Third:   to the Company or to such party as a court of competent
      jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11      Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


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
                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01      Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b)   Except during the continuance of an Event of Default:

            (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required to be furnished to it hereunder, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

      (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.


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Section 7.02      Rights of Trustee.

      (a) The Trustee may conclusively rely upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

      (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

      (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      (g) The Trustee will have no duty to inquire as to the Company's performance of the covenants in Article 4 hereof. In addition, the Trustee will not be deemed to have knowledge of any Default or Event of Default except: (1) any Event of Default occurring pursuant to Section 6.01(a) or 6.01(b) hereof; or (2) any Default or Event of Default of which a Responsible Officer of the Trustee has received written notification or obtained actual knowledge.

      (h) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

      (i) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken.

      (j) The permissive right of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so.

      (k) Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee's receipt of the foregoing will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

      (l) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

      (m) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03      Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Paying Agent or Registrar may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04      Trustee's Disclaimer.

      The Trustee shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05      Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Special Interest, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06      Reports by Trustee to Holders of the Notes.

      (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

      (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.


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
Section 7.07      Compensation and Indemnity.

      (a) The Company will pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      (b) The Company will indemnify the Trustee against any and all losses, claims, damages, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. At the Trustee's sole discretion, the Company will defend the claim and the Trustee will provide reasonable cooperation and may participate at the Company's expense in the defense. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company will pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense, there is, in the reasonable opinion of the Trustee, no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee and no Default or Event of Default has occurred and is continuing. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

      (c) The obligations of the Company under this Section 7.07 and any lien arising hereunder will survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article 10 or the termination of this Indenture.

      (d) To secure the Company's payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes and the Escrow Funds. Such Lien will survive the satisfaction and discharge of this Indenture.

      (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      (f) The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08      Replacement of Trustee.

      (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.


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
      (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (1)   the Trustee fails to comply with Section 7.10 hereof;

            (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (3) a custodian or public officer takes charge of the Trustee or its property; or

            (4)   the Trustee becomes incapable of acting.

      (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

      (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09      Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10      Eligibility; Disqualification.

      There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by U.S. federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.


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
      This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11      Preferential Collection of Claims Against Company.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance.

      The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02      Legal Defeasance and Discharge.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its other obligations under such Notes, and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

            (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

            (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

            (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

            (4)   this Article 8.

      Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.


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
Section 8.03      Covenant Defeasance.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of its obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.18, 4.19, 4.20
and Section 5.01(a)(4) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, Sections 6.01(a)(3) through 6.01(a)(6) and Section 6.01(a)(8) (as it relates to Significant Subsidiaries) hereof will not constitute Events of Default.

Section 8.04      Conditions to Legal or Covenant Defeasance.

      In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

            (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars in the case of Dollar Notes, cash in euros in the case of Euro Notes, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, premium and Special Interest, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

            (2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                  (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                  (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

            in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

            (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

            (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes being defeased over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

            (7) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

      Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Special Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company will pay and indemnify the Trustee against any Taxes imposed or levied on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such Taxes which by law is for the account of the Holders of the outstanding Notes.

      Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of an internationally recognized firm of independent public accountants, expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Special Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Special Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Financial Times, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

      If the Trustee or Paying Agent is unable to apply any U.S. dollars, euros or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Special Interest, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

      Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

            (1) to cure any ambiguity, defect, omission or inconsistency;

            (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

            (3) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

            (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respect the legal rights under this Indenture of any Holder of the Notes;

            (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;


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
            (6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

            (7) to add guarantors or guarantees with respect to the Notes or to grant Liens in favor of the Notes.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

      Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.15 hereof) and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) and, subject to this Indenture and the Notes, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Special Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes); provided, however, that if any amendment, waiver or other modification would only affect the Dollar Notes or Euro Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding notes of the affected series (and not the consent of the Holders of any other series of Notes) shall be required. Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

      It is not be necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

            (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and
      4.15 hereof;

            (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

            (4) waive a Default or Event of Default in the payment of principal of or premium or Special Interest, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

            (5) make any Note payable in money other than that stated in the Notes;

            (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Special Interest, if any, on the Notes;

            (7) change the ranking of the Notes; or

            (8) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions in this Section 9.02.

Section 9.03 Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

      The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section
11.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                           SATISFACTION AND DISCHARGE

Section 10.01 Satisfaction and Discharge.

      This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

            (1) either:

                  (a) all the Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company in accordance with this Indenture) have been delivered to the Trustee for cancellation; or

                  (b) all the Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars in the case of Notes denominated in U.S. dollars, or euros in the case of Notes denominated in euros, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

            (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

            (3) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

            (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.


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
      In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

      Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 10.02 and Section 8.06 will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 10.02 Application of Trust Money.

      Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

      If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE 11.
                                  MISCELLANEOUS

Section 11.01 Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 11.02 Notices.

      Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Company:

      Vivendi Universal S.A.
      42 avenue de Friedland
      75008 Paris
      France
      Telecopier No. +33 6 1104 3118
      Attention: Corporate Secretary

      With a copy to:

      Cravath, Swaine & Moore LLP
      CityPoint
      One Ropemaker Street
      London EC2Y 9HR
      United Kingdom
      Telecopier No. +44 20 7860 1150
      Attention: W. P. Rogers, Jr.

      If to the Trustee:

      The Bank of New York
      101 Barclay Street, Floor 21W
      New York, New York 10286
      United States
      Telecopier No. +1 212 815 5802
      Attention: Corporate Trust Administration

      with a copy to:

      The Bank of New York
      One Canada Square
      London  E14 5AL
      United Kingdom
      Telecopier No.  +44 20 7964 6399
      Attention:  Corporate Trust Administration

      The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

      In addition, notices to the Holders of the applicable series of Euro Notes shall be given by publishing such notices, as long as such series of Euro Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, in a leading daily newspaper of general circulation in Luxembourg.

      All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 11.03 Communication by Holders of Notes with Other Holders of Notes.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04 Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05 Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06 Rules by Trustee and Agents.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

      No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under U.S. federal securities laws.

Section 11.08 Governing Law.

      THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 11.09 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10 Successors.

      All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 11.11 Severability.

      In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12 Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 11.13 Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 11.14 Submission to Jurisdiction; Appointment of Agent.

      The Company irrevocably submits to the non-exclusive jurisdiction of any New York state or U.S. federal court located in the Borough of Manhattan in the City and State of New York over any suit, action or proceeding arising out of or relating to this Indenture. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have, pursuant to New York law or otherwise, to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum. In furtherance of the foregoing, the Company hereby irrevocably designates and appoints Vivendi Universal US Holding Co., 800 Third Avenue, Fifth Floor, New York, New York, 10022, United States, as its agent to receive service of all process brought against it with respect to any such suit, action or proceeding in any such court in the City and State of New York, such service being hereby acknowledged by it to be effective and binding service in every respect. Copies of any such process so served shall also be given to the Company in accordance with Section 3.01 hereof, but the failure of the Company to receive such copies shall not affect in any way the service of such process as aforesaid.

      Nothing in this Section shall limit the right of the Trustee or any Holder to bring proceedings against the Company in the courts of any other jurisdiction or to serve process in any other manner permitted by law.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of April 8, 2003




                                        VIVENDI UNIVERSAL S.A.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:








Attest:



By:
   --------------------------------
Name:
Title:








                                        THE BANK OF NEW YORK

                                        As Trustee

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                                 [Face of Note]
--------------------------------------------------------------------------------
                                                         CUSIP/ISIN
                                                                    ------------

                          [9.25% Senior Notes due 2010/
                          9.50% Senior Notes due 2010]

No.                                                             [$      /E     ]

                             VIVENDI UNIVERSAL S.A.

promises to pay to [CEDE & CO.]/[THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED]

or registered assigns,

the principal sum of
                     -----------------------------------------------------------

U.S. Dollars/Euros on April 15, 2010.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Dated:  April 8, 2003

                                        VIVENDI UNIVERSAL S.A.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


This is one of the [9.25%/9.50%]
Senior Notes due 2010 referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By:
   --------------------------------
        Authorized Signatory
Date of authentication: [      ]

--------------------------------------------------------------------------------

                                 [Back of Note]
                         [9.25% Senior Notes due 2010/]
                          [9.50% Senior Notes due 2010]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

      Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            (1) INTEREST.

                  (A) Vivendi Universal S.A., a French societe anonyme (the
            "Company"), promises to pay interest on the principal amount of this Note at [9.25%]/[9.50%] per annum from April 8, 2003 (subject to subparagraph (1)(B) below) until maturity and shall pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a day other than a Saturday, a Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City, London, England or Paris, France (a "Business Day"), on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 15, 2003. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, and on overdue installments of interest and Special Interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (B) The gross proceeds of the offering and sale of the Notes
            (less $1 or E1, as appropriate) will be placed in escrow accounts as provided in Section (9) below. In the event the Escrow Funds are released to the Company as provided in such Section, on the first Interest Payment Date, the Company will pay interest accrued since the date of such release plus an amount equal to the amount of interest on the Notes from April 8, 2003 to the date of release of the Escrow Funds to the Company calculated as if all the proceeds of the Notes had been released to the Company on April 8, 2003.

            (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose as provided in the Indenture, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States/the European Union as at the time of payment is legal tender for payment of public and private debts.

            (3) PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar and The Bank of New York (Luxembourg) S.A. will act as Paying Agent in Luxembourg. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            (4) INDENTURE. The Company issued the Notes under an Indenture dated as of April 8, 2003 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company.

            (5) OPTIONAL REDEMPTION.

            (a) On or after April 15, 2007, the Company may redeem [all or a part of the Dollar Notes/all or a part of the Euro Notes], upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

                              DOLLAR NOTE     EURO NOTE
           YEAR                PERCENTAGE     PERCENTAGE
-------------------------      ----------     ----------
2007......................       104.625%       104.750%
2008......................       102.313%       102.375%
2009 and thereafter.......       100.000%       100.000%

            (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to April 15, 2006, the Company may at its option on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of an Equity Offering at a redemption price equal to [109.25% of the principal amount for the Dollar Notes/109.50% of the principal amount for the Euro Notes], plus accrued and unpaid interest and Special Interest, if any, to the redemption date; provided that the Company received at least E50 million in gross proceeds from such Equity Offering; at least 65% in initial aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and such redemption occurs within 120 days of the date of the closing of such Equity Offering.

            (c) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to April 15, 2007, the Company may at its option redeem all or part of the Notes upon not less than 30 nor more than 60 days' prior notice at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the Applicable Premium plus accrued and unpaid interest and Special Interest, if any, to the applicable redemption date.

            (6) MANDATORY REDEMPTION.

            The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

            (7) REPURCHASE AT OPTION OF HOLDER.

            (a) Upon the occurrence at any time of a Change of Control, unless the Company has exercised its right to redeem the Notes as described in Section
3.07 of the Indenture, the Company will be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part ([equal to $1,000 or an integral multiple thereof/ E1,000 or an integral multiple thereof]) of each Holder's Notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

            (b) If the Company or any Restricted Subsidiary consummates any Asset Sales, within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds E20 million, the Company will commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, such funds will no longer constitute Excess Proceeds and may be used for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to this Note.

            (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than [$1,000 / E1,000], may be redeemed in part but only in whole multiples of [$1,000 / E1,000], unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

            (9) ESCROW OF PROCEEDS; SPECIAL MANDATORY CANCELLATION.

                  (a) At the date of the Indenture, the Trustee, the Company and The Bank of New York, as escrow agent (the "Escrow Agent") shall enter into an escrow agreement (the "Escrow Agreement") substantially in the form attached as Exhibit D to the Indenture. The gross proceeds from the offering of the Notes (less a [E1 / $1] initial payment in respect of the [Dollar] [Euro] Notes) will be paid into escrow accounts (the "Escrow Accounts") by the initial purchasers of the Notes and held in the name of the Trustee on behalf of the Holders under the terms of the Escrow Agreement. In accordance with the terms of the Escrow Agreement, the Escrow Funds will be released to the Company upon delivery to the Escrow Agent and the Trustee of a certificate of the company signed by two officers, one of whom must be the Chief Executive Officer or Chief Financial Officer of the Company (the "Escrow Release Certificate"), in the form attached to the Escrow Agreement. The Company has agreed in the Indenture for the benefit of the Holders to comply with the terms and conditions of the Escrow Agreement and shall use its reasonable best efforts to satisfy the conditions precedent to availability of the New Credit Facility, deliver the Escrow Release Certificate and receive the gross proceeds from the offering and sale of the Notes as provided in the Escrow Agreement, as soon as practicable following the date hereof.

                  (b) If (i) in accordance with the terms of the Escrow Agreement, the Escrow Release Certificate is not delivered by the Company by 11.59 p.m. New York City time on the date that is 120 days from the date of the Indenture (or, if such 120th day is not a Business Day, the first Business Day after such day) (the "Final Escrow Date") or (ii) on an earlier date the Company notifies the Escrow Agent that it reasonably believes it will not be possible for the Company to deliver the Escrow Release Certificate by the Final Escrow Date, upon the date that is the earlier of the Final Escrow Date and the date that is five Business Days from the date of such notification, as the case may be, the Company shall promptly instruct the Trustee to cancel each series of Notes (the "Special Mandatory Cancellation") on a date that is not more than 10 Business Days after such instruction (the "Special Mandatory Cancellation Date"). Promptly following receipt of instructions from the Company to cancel the Notes in accordance with the previous sentence, or if no such instructions have been received, on the Final Escrow Date, the Trustee shall mail by first class mail notice of the Special Mandatory Cancellation (the "Special Mandatory Cancellation Notice") to each Holder of the Notes at its registered address, to the Escrow Agent, and, so long as any series of the Notes is listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange, notice will be published in Luxembourg in a daily leading newspaper with general circulation in Luxembourg. As provided in the Escrow Agreement, upon receipt of the Special Mandatory Cancellation Notice or, if the Escrow Agent shall not have received an Escrow Release Certificate on or before the Final Escrow Date, on the next following Business Day, the Escrow Agent will liquidate all Escrow Funds held by it and the Escrow Agent will deliver such proceeds to the relevant Paying Agent for pro rata distribution to the Holders of the Notes. On the Special Mandatory Cancellation Date, the Company will pay to the relevant Paying Agent for payment to each Holder of Notes an aggregate amount equal to the difference between (i) 101% of the aggregate principal amount of the Notes plus interest that would have accrued on the Notes if the proceeds of the offering of the Notes had been released to the Company on the date of issuance of the Notes from such date to the Special Mandatory Cancellation Date (the "Special Mandatory Cancellation Price") and (ii) the proceeds from the liquidation of the Escrow Funds, such that each holder of the Notes shall receive the Special Mandatory Cancellation Price upon surrender and cancellation of its Notes. Once the Special Mandatory Cancellation Notice has been mailed, the Notes will become irrevocably due and payable on the Special Mandatory Cancellation Date at the Special Mandatory Cancellation Price. All Notes surrendered by a Holder to the Trustee for cancellation shall be irrevocably cancelled after payment to that Holder of the Special Mandatory Cancellation Price. If the Notes are not cancelled because of a failure of the Company to pay the portion of the Special Mandatory Cancellation Price to be paid by it, the interest will be deemed to accrue for purposes of calculation of the Special Mandatory Cancellation Price and the Special Mandatory Cancellation Price shall be adjusted accordingly until the date such amount is paid to the relevant Paying Agent. Pending delivery of the Escrow Release Certificate, the Company will not have and will not be deemed to have any rights, title or interest in the Escrow Funds, and any contingent or other rights the Company may have in respect of the Escrow Funds under the Escrow Agreement will be extinguished with respect to the Escrow Funds that are required to be released for payment to the Holders of the Notes in the circumstances described above.

            (10) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of [$1,000 / E1,000], and integral multiples of [$1,000 / E1,000]. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may not require a Holder to pay any taxes and fees, except as otherwise set forth in the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            (11) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

            (12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect, omission or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture or to add guarantors or guarantees with respect to the Notes or to grant Liens in favor of the Notes.

            (13) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Special Interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.10, 4.15 or 5.01 of the Indenture;
      (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after receipt of notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to observe or perform any covenant, representation, warranty or other agreement in the Indenture; (v) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates E40 million or more and has not been discharged in full or such acceleration rescinded or annulled within 20 days of such Payment Default or acceleration; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium and Special Interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            (14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            (15) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            (16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

            (18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of April 8, 2003, among the Company and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

            (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Vivendi Universal S.A.
42 avenue de Friedland
75008 Paris
France

Attention:  Corporate Secretary

                                                                       EXHIBIT A

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             -----------------------------------
                                               (Insert assignee's legal name)


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     -----------------
                               Your Signature:
                                              ----------------------------------
                                              (Sign exactly as your name appears
                                                       on the face of this Note)

Signature Guarantee*:
                     ---------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       EXHIBIT A

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                  / Section 4.10         / Section 4.15

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                              [$/E]
                                   ---------------

Date:
     -----------------
                                   Your Signature:
                                                  ------------------------------
                                                  (Sign exactly as your name
                                               appears on the face of this Note)

                                   Tax Identification No.:
                                                          ----------------------

Signature Guarantee*:
                     ---------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       EXHIBIT A

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                               Principal Amount           Signature of authorized
                       Amount of decrease in       Amount of increase in      of this Global Note          officer of Trustee or
                        Principal Amount of        Principal Amount of       following such decrease         [Custodian][Common
Date of Exchange         this Global Note            this Global Note             (or increase)                  Depositary]
----------------         ----------------            ----------------             -------------                  -----------

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Vivendi Universal S.A.
42 avenue de Friedland
75008 Paris
France

The Bank of New York
101 Barclay Street, Floor 21W
New York, New York 10286
United States

      Re: [9.25% Senior Notes due 2010/ 9.50% Senior Notes due 2010]

      Reference is hereby made to the Indenture, dated as of April 8, 2003 (the "Indenture"), between Vivendi Universal S.A., as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or beneficial interest in such Note[s] specified in Annex A hereto, in the principal amount of [$/E]___________ (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

      1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

      2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the 40-day "Distribution Compliance Period" under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than a "Distributor" as defined in Rule 902 of Regulation S). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

      3. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

      (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (c) [ ] CHECK IF TRANSFER IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. The Transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

      (d) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

      4. [ ] CHECK IF TRANSFER IS TO THE COMPANY OR ANY OF ITS SUBSIDIARIES. The transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ----------------------------------------
                                              [Insert Name of Transferor]

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Dated:
      -------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

      1.    The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                  (a) [ ] a beneficial interest in the:

                        (i) [ ] 144A Global Note (CUSIP _________), or

                        (ii) [ ] Regulation S Global Note (CUSIP _________)

                  (b) [ ] a Restricted Definitive Note.

      2.    After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                  (a) [ ] a beneficial interest in the:

                        (i) [ ] 144A Global Note (CUSIP _________), or

                        (ii) [ ] Regulation S Global Note (CUSIP _________), or

                        (iii) [ ] Unrestricted Global Note (CUSIP _________); or

                  (b) [ ] a Restricted Definitive Note; or

                  (c) [ ] an Unrestricted Definitive Note,

                  in accordance with the terms of the Indenture.

                         FORM OF CERTIFICATE OF EXCHANGE

Vivendi Universal S.A.
42 avenue de Friedland
75008 Paris
France

The Bank of New York
101 Barclay Street, Floor 21W
New York, New York 10286
United States

      Re: [9.25% Senior Notes due 2010/9.50% Senior Notes due 2010]

                              (CUSIP ____________)

      Reference is hereby made to the Indenture, dated as of April 8, 2003 (the "Indenture"), between Vivendi Universal S.A., as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      __________________________, (the "Owner") owns and proposes to exchange the Note[s] or beneficial interest in such Note[s] specified herein, in the principal amount of [$/E]____________ (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

      1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

      (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

      (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

      (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                        ----------------------------------------
                                              [Insert Name of Transferor]

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Dated:
      -------------------------


                                      E-3